UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CONN’S, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CONN’S, INC.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2017

Location Information

The Westin at The Woodlands

Edgewater Ballroom B

2 Waterway Square Place

The Woodlands, Texas 77380

To the Stockholders of Conn’s, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 annual meeting of stockholders of Conn’s, Inc. will be held on Wednesday, May 31, 2017, at The Westin at The Woodlands, Edgewater Ballroom B, 2 Waterway Square Place, The Woodlands, Texas, 77380, commencing at 12:00 P.M., Central Daylight Time, for the following purposes:

1.	to elect the eight directors nominated by our Board of Directors and named in this proxy statement;
2.	to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018;
3.	to hold a non-binding advisory vote to approve the compensation of our named executive officers;
4.	to hold a non-binding advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers;
5.	to approve the adoption of the Amended 2016 Omnibus Incentive Plan; and
6.	to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 5, 2017 are entitled to notice of, and to vote at, the 2017 annual meeting of stockholders or any postponement or adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at our principal executive offices located at 4055 Technology Forest Blvd., Suite 210, The Woodlands, Texas 77381. If you plan on attending in person, you will need to provide proof of stock ownership, such as an account or brokerage statement reflecting stock ownership as of the record date, and a form of valid government-issued picture identification, such as a driver’s license or passport.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, on or about April 12, 2017, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) for the fiscal year ended January 31, 2017. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2017, and a form of proxy card or voting instruction card. It is very important that your shares are represented and voted at the meeting. As explained in further detail in the Notice, your shares may be voted via a toll-free telephone number, on the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your proxy card will not be used if you are present at the meeting and prefer to vote in person, or if you revoke your proxy.

By Order of the Board of Directors,

Mark L. Prior
Vice President, General Counsel and Secretary

April 12, 2017

The Woodlands, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2017

The Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended January 31, 2017 are available free of charge on our website at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 31, 2017

Time:	12:00 P.M., Central Daylight Time

Location of Meeting:	Conn’s, Inc. (“we,” “us” or the “Company”) The Westin at The Woodlands Edgewater Ballroom B 2 Waterway Square Place The Woodlands, Texas 77380

Record Date and Number of Votes:	April 5, 2017. Holders of our Common Stock, par value $0.01 per share (“Common Stock”) are entitled to one vote for each share of Common Stock they owned as of the close of business on April 5, 2017. You may not cumulate votes.

Agenda:

1.     To elect the eight directors nominated by our Board of Directors and named in this proxy statement;

2.     To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018 (“fiscal 2018”);

3.     To hold a non-binding advisory vote to approve the compensation of our named executive officers;

4.     To hold a non-binding advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers;

5.     To approve the adoption of the Amended 2016 Omnibus Incentive Plan; and

6.     To transact such other business as may properly come before the meeting.

Proxies:	Unless you tell us on the form of proxy to vote differently, the named proxies will vote signed returned proxies:

1. “FOR” the election of the eight directors nominated by the Board of Directors and named in this proxy statement;

2. “FOR” the proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018;

3. “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

4. “FOR” a frequency of ONE YEAR as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers; and

5. “FOR” the adoption of the Amended 2016 Omnibus Incentive Plan.

The proxy holders will use their discretion on other matters. If a nominee for the Board of Directors cannot serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The board of directors of the Company (the “Board of Directors” or “Board”).

Distribution Date:	The Notice or the proxy materials, including this proxy statement, proxy card or voting instruction card and our Annual Report on Form 10-K, are being distributed and made available on or about April 12, 2017.

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY. Prompt return of your proxy will help reduce the costs to the Company of re-solicitation.

GENERAL INFORMATION REGARDING THE 2017 ANNUAL MEETING OF STOCKHOLDERS

What constitutes a quorum? What is the Record Date? How many shares are outstanding?

The holders of a majority of the outstanding shares of our common stock (the “Common Stock”) entitled to vote at the 2017 annual meeting of stockholders (the “2017 annual meeting” or the “meeting”), represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

On April 5, 2017, the “Record Date,” there were 30,658,022 shares of our Common Stock issued and outstanding and entitled to vote, meaning that 15,329,012 shares of our Common Stock must be present in person or by proxy to have a quorum.

What matters will be voted on at the 2017 annual meeting?

The following matters will be voted on at the 2017 annual meeting:

1.	the election of eight directors nominated to the Board of Directors;

2.	a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018;

3.	a non-binding advisory resolution to approve the compensation of our named executive officers;

4.	a non-binding advisory resolution on the frequency of holding the non-binding advisory vote to approve the compensation of our named executive officers;

5.	the adoption of the Amended 2016 Omnibus Incentive Plan; and

6.	such other business as may properly come before the meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of the eight directors nominated by the Board of Directors and named in this proxy statement.

2.	FOR the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018.

3.	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

4.	FOR the approval, on a non-binding advisory basis, of a frequency of ONE YEAR as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers.

5.	FOR the adoption of the Amended 2016 Omnibus Incentive Plan.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our Common Stock for a beneficial owner only have the discretion to vote on routine proposals when they have not received voting directions from the beneficial owner at least ten days prior to the 2017 annual meeting. Rule 452 of the New York Stock Exchange, which governs all brokers (including those holding NASDAQ-listed securities), provides that a broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. Other than with respect to the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm (Proposal Two), which is considered routine, all of the other proposals are considered non-routine matters. Please provide instructions to your broker or nominee on how to vote your shares. If you do not provide such voting instructions to your broker, they will not be able to vote for Proposals One, Three, Four or Five for you and a

“broker non-vote” will result. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will only be considered entitled to vote on the proposal to ratify the appointment by the audit committee of our Board of Directors (the “Audit Committee”) of our independent registered public accounting firm and any other routine matters that may properly come before the meeting. To minimize the number of broker non-votes and to ensure that your voice is heard in the election of directors and the other matters to be voted on at the 2017 annual meeting, we encourage you to provide voting instructions to the broker or other organization that holds your shares by carefully following the instructions in the Notice.

What vote is required to approve the proposals?

Provided a quorum exists, the following votes are required for each proposal:

Proposal One: Election of Directors - To be elected, each director must receive a majority of the votes cast with respect to the director. For purposes of this vote, a majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” that director’s election. Abstentions and broker non-votes will have no effect on this proposal.

Proposal Two: Ratify the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm - An affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter at the meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal.

Proposal Three: Advisory Vote on Executive Compensation – An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the meeting is required to give advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors or on us; however, the Board of Directors and we will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal.

Proposal Four: Advisory Vote on Frequency of Advisory Vote on Executive Compensation – The frequency (one, two or three years) of the advisory vote on compensation of our named executive officers receiving the greatest number of votes will be the recommended frequency that stockholders approve. Because your vote for this proposal is advisory, it will not be binding on the Board of Directors or on us; however, the Board of Directors and we will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal.

Proposal Five: Adoption of the Amended 2016 Omnibus Incentive Plan – An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the meeting is required for the adoption of the Amended 2016 Omnibus Incentive Plan. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 5, 2017, the Record Date, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. Each share of Common Stock entitles the holder thereof to one vote per share.

What will happen if I do not specify how my shares are to be voted, but do submit a proxy?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the eight directors nominated by our Board of Directors and named in this proxy statement;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP, as our independent registered public accounting firm for fiscal 2018;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

•

FOR the approval, on a non-binding advisory basis, of a frequency of ONE YEAR as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers; and

•	FOR the adoption of the Amended 2016 Omnibus Incentive Plan.

Beneficial Owners. If you are a beneficial owner and you do not provide voting instructions to the broker or other nominee that holds your shares, the broker or other nominee will determine if it has the discretionary authority to vote on a particular proposal, and may not be able to vote on all proposals presented for a vote at the annual meeting.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, by the Internet or in person at the 2017 annual meeting, your shares will not be voted at the 2017 annual meeting. For each of the proposals, if you are not present at the meeting in person or by proxy, the failure to vote will not affect the outcome of the proposal.

Beneficial Owners. If you are the beneficial owner of shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. See “What is the effect of a broker non-vote?” for more information.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	By Mail. You may submit your vote by completing, signing and dating your proxy card received and returning it in the prepaid envelope so that it is received no later than May 31, 2017.

•

By Internet or Telephone. You may vote your shares by Internet or telephone, by following the instructions in your Notice. If you vote by Internet or telephone, you should not return your proxy card. These votes must be received by 11:59 P.M., Eastern Time, on May 31, 2017.

•

In person at the Annual Meeting. You may vote your shares in person at the 2017 annual meeting. Proxy cards will be available for you at the meeting, or you may bring the one provided you, and deliver the completed and executed card to the inspector of election at the 2017 annual meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you should receive a Notice or voting instructions from the broker or nominee holding your shares. You should follow the instructions provided to you by your broker in order to properly advise them of your voting instructions. Shares held beneficially may be voted at the 2017 annual meeting only if you obtain a legal proxy from your broker or nominee giving you the right to vote, and presenting that legal proxy together with your vote to the inspector of election at the 2017 annual meeting.

Can I revoke or change my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before the final vote at the 2017 annual meeting by:

•	signing and returning a new proxy card at a later date;

•	submitting a vote by telephone or the Internet at a later date;

•	attending the 2017 annual meeting and voting in person; or

•

delivering a written revocation to our Corporate Secretary at the address of our principal executive offices provided to you in this proxy statement or to Broadridge Financial Services, 51 Mercedes Way, Edgewood, NY 11717, Attn: Vote Processing.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact your broker or nominee holding your shares, and follow their instructions for revocation or changing your proxy.

Your attendance at the 2017 annual meeting will not automatically revoke your proxy unless you vote again at the 2017 annual meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate our stockholder votes, and will act as our independent inspector of election who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

How are stockholder proposals included in the proposals submitted to stockholders for voting? How is any other business voted on by stockholders?

Stockholders have the right to present proposals for inclusion in our proxy statement for consideration at our 2018 annual meeting of stockholders. To be considered at our next annual meeting, you must submit your proposals, in addition to meeting other legal requirements, within the appropriate time periods, as set forth below. If you want to make a proposal for consideration at our 2018 annual meeting and have it included in the Company’s proxy materials relating to our 2018 annual meeting, we must receive your proposal at our principal executive office by no later than December 15, 2017, and such proposal must otherwise comply with Rule 14a-8 (“Rule 14a-8”) of the Securities Exchange Act of 1934 (the “Exchange Act”) and other applicable SEC rules. If you want to make a proposal or nominate a director for consideration at our 2018 annual meeting without having the proposal included in the Company’s proxy materials, you must comply with the then-current advanced notice provisions and other requirements set forth in our Amended and Restated Bylaws (“Bylaws”). Under our current Bylaws, our Corporate Secretary must receive such proposals for possible consideration at our 2018 annual meeting at our principal executive offices no earlier than December 15, 2017 and no later than January 14, 2018. However, if the date of the 2018 annual meeting changes by more than 30 days from the first anniversary date of this year’s meeting, we will then provide notice of the new date of the 2018 annual meeting in our earliest possible quarterly report on Form 10-Q. If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2018 annual meeting even if it meets the other proposal or nomination requirements.

We do not intend to bring any business before the 2017 annual meeting other than the matters described in this proxy statement and have not been informed of any matters or proposals that may be presented at the meeting by stockholders. If, however, any other business should properly arise and be properly submitted for a vote at the 2017 annual meeting, the persons appointed in the proxy have discretionary authority to vote in accordance with their best judgment.

Who is paying the cost of solicitation of proxies?

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, e-mail or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we may also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding the Notice and other soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Do we provide for Electronic Delivery of Proxy Materials?

Pursuant to rules adopted by the SEC, we provide access to the proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders owning shares of our Common Stock on or about April 12, 2017. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 (“fiscal 2017”), and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail or by e-mail will remain in effect until the stockholder terminates such election. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the 2017 annual meeting and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message each successive year with instructions containing a link to those materials and a link to the proxy voting website.

Our proxy materials are also available free of charge on our website at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

How can I find the result of the voting at the 2017 annual meeting?

Preliminary voting results will be announced at the 2017 annual meeting. Final results will be published in a current report on Form 8-K or in our Form 10-Q for the quarter ending April 30, 2017, which will be posted on our website at www.conns.com, under “Investor Relations.”

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors to be Elected

Our Board currently consists of ten director positions and we currently have eight members on our Board. We intend for the two vacancies to remain until our Board of Directors desires to fill such vacancies or reduce the size of the Board. At this time the Board of Directors believes eight is the appropriate number of directors and does not intend to fill the two director vacancies. The eight directors to be elected at the 2017 annual meeting will hold office until the 2018 annual meeting of stockholders, or until their respective successors have been elected and qualified or earlier upon their death, resignation or removal. You may not vote for a greater number of directors than those nominated.

Criteria for Nomination to the Board of Directors. Those persons nominated to our Board of Directors are selected by the nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”) in accordance with the committee’s charter, our certificate of incorporation (“Certificate of Incorporation”) and Bylaws, our Corporate Governance Guidelines, and the criteria determined by the Board for our director candidates. In considering the nomination of the directors identified below to serve until the 2018 annual meeting, the Nominating and Corporate Governance Committee sought and considered individuals with strong personal reputations and experience in business and other areas that are relevant and important to the financing, strategy and operations of the Company, as well as financial expertise to qualify as a “financial expert” for our Audit Committee. Each nominee for election as a director at the 2017 annual meeting holds or has held senior executive positions in organizations providing such background and expertise, and each has the necessary business and financial experience sought by the Company in those areas, including strategic and financial planning, public company financing and reporting, compliance, risk management and leadership. Each of the director nominees also has experience of serving on boards or in senior executive management of publicly held companies or governmental services requiring strong business and leadership acumen and implementation.

The Nominating and Corporate Governance Committee also considered and believes that each of the director nominees has valuable personal and business attributes that have and will continue to be valuable to the Company in their advice and guidance to executive management of the Company. The Nominating and Corporate Governance Committee takes into account in its consideration diversity in range of backgrounds, perspectives and experience of the individuals it recommends for nomination to our Board of Directors. Information on the specific experience of each nominee can be found under the caption “Board of Directors – Board of Director Nominees for 2017 – 2018.”

Board Nominees

Our Board of Directors met in March 2017 and considered the candidates for nomination for election to the Board at the 2017 annual meeting. The Nominating and Corporate Governance Committee, consisting of three independent members of the current Board of Directors, recommended that the full Board nominate the following individuals for re-election to the Board of Directors at the 2017 annual meeting.

In making these recommendations, the Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills of each of the nominees as described above and the requirements and qualifications discussed under “Board of Directors - Nomination Policies and Procedures.” Based on this recommendation, our Board of Directors has nominated the following individuals to be elected by the stockholders at the 2017 annual meeting.

Name	Position	Age	Term of Office	Committee Membership

James H. Haworth	Independent Director	55	March 2016 - Current	Compensation Committee Nominating and Corporate Governance Committee

Kelly M. Malson	Independent Director	46	August 2012 - Current	Audit Committee (Chair) (Financial Expert) Nominating and Corporate Governance Committee

Bob L. Martin	Lead Independent Director	68	September 2003 - Current	Nominating and Corporate Governance Committee (Chair) Compensation Committee (Chair)

Douglas H. Martin	Director	63	February 2003 - Current	Credit Risk and Compliance Committee

Norman L. Miller	President, Chief Executive Officer and Chairman of the Board	56	September 2015 - Current	None

William E. Saunders, Jr.	Independent Director	43	August 2014 - Current	Audit Committee (Financial Expert) Credit Risk and Compliance Committee (Chair)

William (David) Schofman	Independent Director	45	May 2012 - Current	Compensation Committee

Oded Shein	Independent Director	55	March 2016 - Current	Audit Committee (Financial Expert) Credit Risk and Compliance Committee

Each director nominee currently serves as a member of the Board, having been elected at our 2016 annual meeting and served on the Board of Directors throughout fiscal 2017.

Those nominees identified in the table above as “independent director” have been determined by our Board to be independent under NASDAQ rules. All nominees have consented to serve as directors. The Board has no reason to believe that any of the nominees will be unable or unwilling to act as a director. In the event any nominated director is unable to stand for election, the Board of Directors may either reduce the size of the Board or designate a substitute.

For biographical information and the experience, qualifications, attributes and skills of each director nominee that the Nominating and Corporate Governance Committee and our Board of Directors considered to determine that such nominee should serve as one of our directors, please refer to the section captioned “Board of Directors – Board of Director Nominees for 2017 – 2018,” below.

Each director nominee will be elected by the vote of a majority of the votes cast with respect to such director nominee. This means the number of votes cast “for” a director nominee must exceed 50% of the votes cast with respect to that director nominee (excluding abstentions and broker non-votes). Each director nominee has tendered his or her resignation from the Board, which shall be effective only in the event that (i) the votes cast “for” such director nominee are equal to or less than 50% of the votes cast with respect to that director nominee, and (ii) the Board of Directors accepts such resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept any resignation in the event any director nominee fails to receive over 50% of the votes cast “for” such director nominee. The Board of Directors will then consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

The Board of Directors Recommends That You Vote “FOR” the Election Of Each Of The Eight Board Nominees.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for fiscal 2017. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018. Our Board of Directors has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the 2017 annual meeting. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent public accountants and the fees charged for their services. The Audit Committee anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Audit Committee’s analysis of this information, we will determine which independent public accounting firm to engage to perform our annual audit each year. Representatives of Ernst & Young LLP will attend the 2017 annual meeting and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

The Board of Directors and the Audit Committee Recommend That You Vote “FOR” The Ratification Of Ernst & Young LLP As Our Independent Registered Public Accounting Firm.

Principal Accounting Firm Fees and Services

Fees for professional services rendered by Ernst & Young LLP to the Company during the fiscal years ended January 31, 2017 and 2016 in each of the following categories, including related expenses, are:

	Fiscal Years Ended January 31,
	2017	2016
Audit	$1,205,355	$1,255,451
Audit-Related Fees	$131,039	$95,000
Tax Fees	-	$66,140
All Other Fees	-	-

Audit fees: Consists of fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting, reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and work performed to support the Company’s debt and equity issuances, including SEC registration statements and filings, the issuance of consents and in connection with responses to SEC comment letters.

Audit-related fees: Fees for fiscal 2017 and fiscal 2016 consist of work performed to support the Company’s securitization transactions.

Tax fees: Consists of fees billed for professional services related to tax compliance, tax advice, and other tax planning services and advice. There were none of these services performed in fiscal 2017.

All Other Fees: Consists of fees billed for all other services and are unrelated to specific audit or audit-related services described above. There were none of these services performed in fiscal 2016 or fiscal 2017.

Our Audit Committee charter requires pre-approval of all services to be rendered by our independent auditors. All of the audit, audit-related fees, tax fees, and all other fees were approved by our Audit Committee for the fiscal years ended January 31, 2017 and 2016. The Audit Committee determined that no services rendered by our outside auditors during fiscal 2017 were prohibited under the Sarbanes-Oxley Act of 2002. In addition, the Audit Committee has considered whether Ernst & Young LLP’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during fiscal 2017, is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services rendered met the requirements of independence under applicable SEC rules.

AUDIT COMMITTEE REPORT

The Committee

Our Board of Directors established the Audit Committee to be responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and to oversee our (i) financial reporting process; (ii) internal audits, internal control policies and procedures; (iii) implementation and compliance with Sarbanes-Oxley Section 404 requirements and authorities; and (iv) financial, tax, and risk management policies. The Audit Committee is composed of three independent, non-employee directors and operates under a written charter, a copy of which is published on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee has prepared the following report on its activities with respect to our financial statements for fiscal 2017.

Review and Discussion

Management is responsible for our financial reporting process (including our system of internal controls) and for the preparation of Conn’s, Inc.’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm, is responsible for auditing those financial statements and for attesting to the effectiveness of our internal control over financial reporting. It is the Audit Committee’s responsibility to monitor and review these processes. The members of the Audit Committee are not employees of the Company and do not represent themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

In connection with the preparation of our audited financial statements for fiscal 2017, the Audit Committee:

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reviewed and discussed our Annual Report on Form 10-K, including our audited consolidated financial statements and Management’s Report on Internal Control over Financial Reporting for fiscal 2017, with management;

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discussed with Ernst & Young LLP the matters required to be discussed by auditing standards, including Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

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received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB concerning independence, and discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee meets separately with our independent auditors to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Recommendation

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2017, for filing with the SEC.

AUDIT COMMITTEE:

Kelly M. Malson, Chair
William E. Saunders, Jr.
Oded Stein

PROPOSAL THREE:

ADVISORY VOTE FOR APPROVAL OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve or disapprove, in a non-binding advisory vote, the compensation of our named executive officers and this vote is provided as required pursuant to section 14A of the Exchange Act. At our annual meeting of stockholders held on May 24, 2011, our stockholders recommended in an advisory vote that we hold the advisory vote for approval of the compensation of our named executive officers annually. Our Board of Directors has agreed with this advisory vote, and has determined to hold this vote annually. At our 2016 annual meeting, approximately 99% of the votes cast were in favor of the advisory resolution on our executive compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program for our named executive officers is designed to (i) motivate and reward performance that increases our stockholder value, including individual measured goals and objectives, (ii) attract and retain executive talent by offering competitive compensation opportunities, and (iii) build and encourage ownership of shares of our Common Stock. Toward these goals, our executive compensation program has been designed and administered to reward our named executive officers based on our financial and operating performance, and their individual performance, and to align their interests with those of our stockholders. In addition, our executive compensation program is designed to encourage the long-term commitment of our named executive officers to the Company. We believe that our executive compensation program, which primarily consists of a base salary, an annual Company performance-based cash bonus opportunity, and time- and performance-based equity awards, promotes these objectives. Please read the section captioned “Compensation Discussion and Analysis” for a discussion of these objectives, the determination of and the elements of compensation and awards for our executive officers, as well as the elements paid and awarded during our fiscal year ended January 31, 2017.

In applying these objectives, the compensation committee of our Board of Directors (“Compensation Committee”) relied upon:

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input and recommendations received from our Chairman and Chief Executive Officer regarding the performance of each executive officer (other than the Chief Executive Officer), each of whose performance is analyzed by the Compensation Committee, the documentation provided to support the attainment by individual executive officers of their respective goals and objectives, and areas of responsibilities and expectations for future performance and goal attainment;

•	publicly available information with respect to the executive compensation practices of certain public companies in our industry and peer groups;

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the analysis and recommendations regarding our compensation programs for our executive officers composed by Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant; and

•	the knowledge of the individual members of the Compensation Committee of industry compensation practices and programs.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is hereby APPROVED on a non-binding, advisory basis.”

While the resolution is non-binding, the Board of Directors values the opinions that stockholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions. To the extent there is any significant vote against the named executive officers’ compensation, the Compensation Committee will consider our stockholders’ advisory vote, and evaluate whether, and to what extent, any actions are necessary to address our named executive officers’ compensation program.

The Board of Directors Recommends That You Vote “FOR” The Approval, On A Non-Binding Basis, of The Compensation Of Our Named Executive Officers.

PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF AN

ADVISORY VOTE ON COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to indicate, every six years, how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal Three presented for vote to the stockholders in this proxy statement, and this vote is being provided as required pursuant to section 14A of the Exchange Act. By voting on this Proposal Four, stockholders may indicate their preference for an advisory vote on named executive officers’ compensation once every one, two or three years.

At the 2011 annual meeting of stockholders, our stockholders voted, in a non-binding advisory capacity, to hold an annual advisory vote on compensation of our named executive officers. After discussion and consideration of such results, our Board determined to hold an advisory vote on compensation of our named executive officers annually, and has held such an advisory vote at every annual meeting of stockholders since the 2011 annual meeting of stockholders.

After discussions and consideration of this Proposal Four, our Board has determined that an advisory vote on our named executive officers’ compensation should occur every year in order that our Company receives the opinions of our stockholders in a timely manner on a regular basis. This annual vote would enable our Board to consider annually the views of our stockholders and to determine whether our Company’s compensation package should be adjusted to reflect those opinions.

You may cast your vote for one, two or three years or abstain from voting. The option receiving the highest number of votes will be the frequency requested by our stockholders in this advisory vote. However, since the vote is advisory, our Board may decide, in its opinion, that it is in the best interests of the Company and our stockholders to hold the advisory vote on executive compensation more or less frequently than the option receiving the most votes from our stockholders.

The Board of Directors Recommends That You Vote “FOR” The Option of Every Year As Frequency With Which Stockholders Are Provided An Advisory Vote on Compensation of Our Named Executive Officers.

BOARD OF DIRECTORS

Board of Director Nominees for 2017 - 2018:

Norman L. Miller was appointed as our President and Chief Executive Officer, and to our Board of Directors, effective September 7, 2015. Mr. Miller was appointed as our Chairman of the Board in May 2016. Prior to joining the Company, Mr. Miller most recently served as the Senior Vice President and President, Automotive at Sears Holdings, which operates over 700 Sears Auto Center locations. Previously, he served as President and Chief Operating Officer of DFC Global Corp (formerly Dollar Financial Corp, NASDAQ: DLLR) from 2007 to 2014. Prior to his employment at DFC Global Corp, Mr. Miller served as Group President, Sports and Entertainment unit at ARAMARK, where he worked for a decade. He was named to the role after serving as the President of ARAMARK’s Correctional Services unit from 2002 to 2003. Mr. Miller’s career also includes nine years with Nestle, Kraft General Foods and PepsiCo, serving in management positions in sales, marketing and operations. Mr. Miller received a Bachelor’s of Science degree from the United States Military Academy at West Point.

Mr. Miller has extensive financial knowledge and provides valuable guidance to our Board of Directors in overseeing various aspects of our operations. In addition, his prior experience as an executive of Sears Holdings and DFC Global Corp provides valuable experience from both the retail and credit operations perspective. His service to our Company as our Chairman, Chief Executive Officer and President provides Mr. Miller with additional and particular knowledge of our Company that he brings to our Board of Directors.

Bob L. Martin has served as a director since September 2003, and was appointed as our Lead Independent Director in August 2012. Mr. Martin was elected as an Operating Partner of The Stephens Group LLC, a family-owned investment company in March 2012, and currently holds such position. Mr. Martin is also the Chief Executive Officer (part-time) of Mcon Management Services, Ltd., a consulting company since 2002. He was previously a consultant to that entity. Mr. Martin has over 35 years of retailing and merchandising experience. Prior to retiring from the retail industry in 1999, he headed the international operations of Wal-Mart International, Inc. for 15 years. From 1968 to 1983, Mr. Martin was responsible for technology services for Dillard’s, Inc. Mr. Martin has also served as a director of Dillard’s, Inc., Sabre Holdings Corporation, Furniture Brands International and Guitar Center, Incorporated. Mr. Martin currently serves on the board of directors of Gap, Inc. He has experience as chairman of a corporate governance and compensation committee, and has been a member of an audit committee, in each case, of publicly held companies. Mr. Martin attended South Texas University and holds an Honorary Doctorate degree from Southwest Baptist University.

Mr. Martin was selected to serve on our Board of Directors due to his extensive experience in information technology and the retail industry, as well as his service and experience on a host of other public company boards. Mr. Martin’s experiences contribute to our Board of Directors’ understanding of innovations and issues affecting information technologies and retail strategies in our industry and marketplace. Mr. Martin is the chair of the Nominating and Corporate Governance Committee and the Compensation Committee.

There is no relation between Mr. Bob Martin and Mr. Doug Martin.

Kelly M. Malson was appointed as a director in August 2012 and chair of the Audit Committee effective November 26, 2012. Ms. Malson was also appointed to the Company’s Nominating and Corporate Governance Committee in December 2015. Ms. Malson served as Senior Vice President, Chief Financial Officer and Treasurer of World Acceptance Corporation from May 2009 until stepping down from those positions in December 2013. She remained employed by World Acceptance Corporation from December 2013 until her retirement in February 2014. Prior to that, she held the titles of Vice President and Chief Financial Officer from March 2006 until May 2009 and Vice President of Internal Audit from September 2005 to March 2006 at World Acceptance Corporation. Ms. Malson served as Finance Compliance Manager for ITRON, Inc., IEM Unit from 2004 to 2005. Prior to 2004, she served in various positions with KPMG, LLP and Arthur Andersen LLP. Ms. Malson obtained her Bachelor’s Degree in Accountancy from Southern Illinois University in 1993.

Ms. Malson was selected to serve on our Board because of her extensive experience in the financial industry, her executive positions at World Acceptance Corporation, a consumer finance business, and her substantive knowledge about the variety of issues related to our business.

Douglas H. Martin served as a director of the predecessor to the Company beginning in 1998, and was appointed as one of our directors in February 2003. Mr. Martin is an Executive Vice President of Stephens Inc., an investment bank, where he has been employed since 1981. He is responsible for the investment of the firm’s capital in private companies. Mr. Martin serves as a member of the board of directors of numerous privately held companies. He received his B.A. in Physics and Economics from Vanderbilt University and his M.B.A. from Stanford University.

Mr. Martin brings to our Board of Directors diverse experience in investment analysis and valuation, and has extensive experience and insights into debt and equity financing and structuring, capital markets and capitalization strategies. Mr. Martin brings historical working knowledge of our Company to our Board of Directors due to his long tenure and relationship with us. Mr. Martin’s relationship with Stephens, Inc., which owns a substantial amount of the Company’s Common Stock, also helps the Board of Directors to have more direct insight into how its decisions impact our stockholders. Mr. Martin is a member of the Credit Risk and Compliance Committee.

William E. Saunders, Jr. was appointed as a director in August 2014 and has served on the Company’s Audit Committee since his appointment. He has also chaired the Company’s Credit Risk and Compliance Committee since the committee’s formation in December 2014. Mr. Saunders has served as the Chief Executive Officer of Community Choice Financial Inc., a leading retailer of alternative consumer financial services products, since June 2008, and Chairman of its Board of Directors since May 2014, after joining the company as its Chief Financial Officer in March 2006. Prior to joining Community Choice Financial (previously CheckSmart Financial Holdings), Mr. Saunders was a Vice President for Stephens Inc., an investment bank, from 2004 to 2006 and, prior to that was an associate at Houlihan Lokey, an investment bank, SunTrust Equitable Securities, an investment bank, and Arthur Andersen, an accounting firm. He also serves on the board of FactorTrust, a global credit reporting agency. Mr. Saunders holds a B.S. in Business with Special Attainment in Accounting and Commerce from Washington & Lee University and is a certified public accountant in the State of Georgia.

Mr. Saunders brings extensive investment banking, finance, management, credit and regulatory experience to our Board.

William (David) Schofman was appointed as a director in March 2012. Mr. Schofman is an active executive, investor and board member for several companies including: PureWRX, Inc., a value-added distributor and reseller of information technology hardware; Coro Health, LLC, a new media healthcare company and CPO Commerce, Inc., the largest online tool retailer. In addition, Mr. Schofman participates in several other business ventures through his private equity and management services business, AnderSchof Investments, LLP. Mr. Schofman previously served as the Chief Executive Officer of Callaway Golf Interactive from June 2004 to September 2007, and as the Executive Vice President Global Ecommerce of Callaway Golf from 2004 to 2007. Mr. Schofman was the co-founder and CEO of FrogTrader from 2000 until 2004, before the Company was sold to Callaway Golf. Prior to that, Mr. Schofman was the co-founder and CEO of International Golf Outlet from 1995 until 1999, which was sold to CBS Sportsline. Mr. Schofman graduated from the University of Texas at Austin in 1994.

Mr. Schofman has varied and valuable experience in marketing, electronic media, E-commerce, retail operations, branding and merchandising strategies. Having built and operated several business ventures, Mr. Schofman brings invaluable background to our Board of Directors. He also brings our Board of Directors a high level of executive experience due to his serving as chief executive officer of businesses, as well as his serving as a director of and advisor to other companies. Mr. Schofman serves on our Compensation Committee.

Oded Shein was appointed as a director in March 2016 and was appointed to the Company’s Audit Committee and Credit Risk and Compliance Committee concurrent with his joining the Board. Mr. Shein has served as Executive Vice President and Chief Financial Officer of Stage Stores since January 2011. From July 2004 until January 2011, Mr. Shein served in various financial positions at Belk, Inc., including as its Vice President, Finance and Treasurer. Prior to joining Belk, Inc., Mr. Shein served as the Vice President, Treasurer of Charming Shoppes, Inc. Mr. Shein holds a B.B.A. in Information Systems from Baruch College and an M.B.A. in Finance from Columbia University.

Mr. Shein brings significant knowledge of financial and operational matters in the retail industry, including his experience as a public company Chief Financial Officer, to the Board.

James H. Haworth was appointed as a director in March 2016 and was appointed to the Company’s Compensation Committee and Nominating and Corporate Governance Committee concurrent with his joining the Board. In August 2016, Mr. Haworth resigned from Professional Bull Riders Inc. (“PBR”) to join Outdoor Cap, a privately held company in Bentonville, Arkansas, as President and Chief Executive Officer. As required by our Corporate Governance Guidelines, Mr. Haworth submitted his conditional resignation to the Board due to his departure from PBR. The Nominating and Corporate Governance Committee (without Mr. Haworth) considered the conditional resignation and the Board (without Mr. Haworth) accepted the Nominating and

Corporate Governance Committee’s recommendation to decline Mr. Haworth’s conditional resignation. Mr. Haworth served as Chairman and Chief Executive Officer of PBR from 2011 to 2016. From 2010 through 2011 he served as Executive Vice President and President, Retail Services for Sears Holding Corporation. Prior to that, he served as Chairman, President and Chief Executive Office for Chia Tai Enterprises International Limited & CP Lotus, an investment holding company principally engaged in the operation of shopping centers in China, from 2006 to December 2009. Mr. Haworth is also the founder and President of Business Decisions Inc., a consulting firm specializing in strategic product marketing for the retail, merchandising and supply chain industries. Previous to Business Decisions Inc., Mr. Haworth spent 20 years with Wal-Mart Stores, Inc., in roles of increasing responsibility including Executive Vice President of Operations for Sam’s Club and Executive Vice President and Chief Operating Officer, Wal-Mart Stores, Inc. Mr. Haworth received a Bachelor’s of Science in Business Administration from Central Missouri State University.

Mr. Haworth brings extensive leadership experience in retail and strategic planning through his positions with other public companies to our Board.

If elected, these director nominees will serve one year terms, which will expire at our 2018 annual meeting of stockholders.

Nomination Policies and Procedures

The goal of our Board has been, and continues to be, to identify nominees for service on the Board of Directors who will bring diverse and varied perspectives and skills from their professional and business experience, including financial and accounting experience, as appropriate. In carrying out its function to nominate candidates for election to our Board, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity – diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics – all in the context of the requirements of our Board at the time of such consideration. The Nominating and Corporate Governance Committee assesses the effectiveness of its charter annually in connection with the nomination of directors for election at the annual meeting of stockholders. In addition, our Corporate Governance Guidelines, which are available on our website at www.conns.com under “Investor Relations – Corporate Governance”, contain provisions regarding the identification and selection of our director nominees.

The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by (1) identifying individuals believed to be qualified to become members of the Board, consistent with Board approved criteria, (2) recommending candidates to the Board for election or reelection as directors, including director candidates submitted by our stockholders, and (3) overseeing, reviewing and making periodic recommendations to the Board concerning our corporate governance policies. The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees other than as set forth in its charter and the Company’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee will consider candidates for nomination proposed by stockholders so long as they are made in accordance with the provisions of Section 2.14 of our Bylaws. Section 2.14 of our Bylaws requires that a stockholder provide written notice to our Secretary no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the mailing of the proxy statement for the immediately preceding annual meeting of the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in the business by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Company’s books, of such stockholder and beneficial owner; and (ii) the class and number of shares of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner. Notwithstanding this procedure, the Board may, in its discretion, exclude from any proxy materials sent to stockholders any matters that may properly be excluded under the Exchange Act, SEC rules or other applicable laws. The Nomination and Corporate Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source, so long as the recommendations comply with the procedures for stockholder recommendations set forth in the Company’s Bylaws, as outlined above.

The charter of the Nominating and Corporate Governance Committee sets forth the minimum requirements for a person to be qualified to be a member of the Board of Directors, which are that a person must (i) be an individual of the highest character and integrity and have an inquiring mind, a vision and a willingness to ask hard questions, and the ability to work well with others; (ii) be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper and reasonable performance of the responsibilities of a director; (iii) be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to the Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and (iv) have the capacity and desire to represent the balanced, best interest of the stockholders as a whole and not primarily a special interest group or constituency. The Nominating and Corporate Governance Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the Board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by our Board or by one of our stockholders.

Independent Board Composition

NASDAQ requires that a majority of the board of directors of a listed company be “independent.” NASDAQ’s rules provide that an independent director is a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Ms. Malson, Mr. Bob Martin, Mr. Saunders, Mr. Schofman, Mr. Shein and Mr. Haworth is “independent” as defined under applicable SEC and NASDAQ rules. Mr. Bob L. Martin was appointed our Lead Independent Director in August 2012 and has since served as our Lead Independent Director.

The independent directors of the Board held executive sessions at each regular meeting of the Board of Directors during fiscal 2017.

At the meeting of the Nominating and Corporate Governance Committee held in March 2017, the Committee discussed the relationships of Mr. Bob L. Martin with The Stephens Group, LLC, and whether his relationship or ownership interest impacted his ability to exercise independent judgment in carrying out his responsibility as a director. The Committee discussed the current position of Mr. Martin with The Stephens Group, LLC, and the fact that the position is not substantively different from the consulting work that Mr. Martin has done in previous years for The Stephens Group, LLC, the continuous exercise of independent judgment by Mr. Martin since his election to our Board in 2003, and his lack of control of voting of Common Stock owned by The Stephens Group, LLC or any of its affiliates, including SG-1890 LLC. The Committee has determined that Mr. Martin is properly considered an independent director and recommended to the Board of Directors that it approve Mr. Martin’s independence as defined under the SEC and the NASDAQ rules.

At its meeting in March 2017, our Board of Directors approved the independence of Mr. Bob Martin.

Board Meetings

During fiscal 2017, the Board of Directors held 13 meetings. Each director attended 75% or more of all meetings of the Board and the committees on which such director served during fiscal 2017.

Policy Regarding Director Attendance at the Annual Meeting of Stockholders

It is our policy that each member of the Board of Directors is encouraged to attend our annual meeting of stockholders. All of our directors serving at the time of last year’s annual meeting attended our annual meeting of stockholders.

Committees of the Board

Audit Committee

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. In connection with the rules adopted by the SEC and NASDAQ, we adopted a written charter for the Audit Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

The current members of our Audit Committee are Ms. Malson, who has served as chair of the Audit Committee since November 2012, Mr. Saunders and Mr. Shein. In March 2016, Mr. Shein replaced Mr. Schofman as a member of the Audit Committee concurrent with Mr. Shein’s appointment to the Board. The Audit Committee held 10 meetings during fiscal 2017. The board has determined that Ms. Malson, Mr. Saunders and Mr. Shein are “audit committee financial experts” as described in Item 407(d)(5) of Regulation S-K. In addition, each of the members of the Audit Committee is “independent” as defined by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002, as determined by our Board of Directors.

Compensation Committee

The Compensation Committee establishes, reviews and approves the compensation program for the Chief Executive Officer and other executive officers based upon recommendations by its independent compensation consultant. Our Chief Executive Officer does not play a role, nor does he make any recommendations in respect of, the determination of his own compensation. The Compensation Committee also evaluates the compensation plans, policies and programs of the executive officers of the Company and makes recommendations to the Board of Directors concerning such plans, policies and programs. It addition, it advises the Board regarding compensation plans, policies and programs applicable to non-employee directors for their services as members of our Board, and administers our stock option, stock purchase and other equity plans. The Compensation Committee also evaluates the competitiveness of our compensation and the performance of our Chief Executive Officer and other executive officers. In connection with rules adopted by the SEC and NASDAQ, the Company adopted a written charter for the Compensation Committee, which was amended by our Board in March 2014 to provide that, before engaging a compensation adviser (other than in-house legal counsel), the Compensation Committee shall consider all factors that could affect the independence of such consultant, counsel or advisor as may be identified from time to time in the rules and regulations of the SEC and the listing standards of NASDAQ relevant to that adviser’s independence from management. A copy of the Compensation Committee charter, as amended, is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

The current members of the Compensation Committee are Mr. Bob Martin (Chair), Mr. Schofman and Mr. Haworth. Mr. Haworth was appointed to the Compensation Committee in March 2016 concurrent with his appointment to the Board.

The Compensation Committee held six meetings during fiscal 2017. All members of the Compensation Committee were determined by the Board of Directors to be independent directors, as defined by NASDAQ listing standards. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section of this proxy statement captioned “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending individuals for election or reelection as directors, including director candidates submitted by our stockholders, and advises the Board with respect to corporate governance policies and procedures. The Nominating and Corporate Governance Committee will periodically review and make recommendations regarding our corporate governance policies and procedures, which are discussed in part below under the caption “Corporate Governance” and copies of which are posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” We adopted a written charter for the Nominating and Corporate Governance Committee, and a summary “corporate governance policies and procedures” which are posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

The Nominating and Corporate Governance Committee is also responsible for overseeing a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds, and are effective and productive. As part of the process, each member of the Board completes a questionnaire that includes Board, committee and individual assessments. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any member and are kept confidential to ensure honest and candid feedback is received.

Members of the Nominating and Corporate Governance Committee are appointed by the Board. The members of the Nominating and Corporate Governance Committee serve until their successors are duly elected and qualified, and they may be removed by the Board of Directors in its discretion. Each member of the Nominating and Corporate Governance Committee is an independent director (who, for the avoidance of doubt, is not an employee of the Company or any of its subsidiaries).

Our Nominating and Corporate Governance Committee currently consists of Mr. Bob Martin (Chair), Ms. Malson and Mr. Haworth. Mr. Haworth was appointed to the Nominating and Corporate Governance Committee in March 2016 concurrent with his appointment to the Board.

All members of the Nominating and Corporate Governance Committee were determined by the Board to be “independent” as defined by the SEC and NASDAQ listing standards. The Nominating and Governance Committee held two meetings during fiscal 2017.

Credit Risk and Compliance Committee

In December 2014, the Board established a Credit Risk and Compliance Committee. The Credit Risk and Compliance Committee is responsible for reviewing credit risk, underwriting strategy, compliance activities, the provision methodology, and monitoring trends in the Company’s loan portfolio. We adopted a written charter for the Credit Risk and Compliance Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” Our Credit Risk and Compliance Committee currently consists of Mr. Saunders (Chair), Mr. Doug Martin and Mr. Shein. Mr. Shein was appointed to the Credit Risk and Compliance Committee in March 2016, concurrent with his appointment to the Board. The Credit Risk and Compliance Committee held 12 meetings during fiscal 2017.

Compensation of Non-Employee Directors

The Compensation Committee periodically reviews director compensation for service on the Board and for service on any Board committees, and recommends director compensation and any changes to such compensation to the Board for approval. The Board annually reviews and approves director compensation for Board and committee service based on the recommendations of the Compensation Committee. In fiscal 2014, the Compensation Committee engaged Frederic W. Cook & Co. (“F.W. Cook”) to review the competitiveness of the compensation program for our non-employee directors. Based on the review, in May 2014 the Compensation Committee recommended to the Board that the director compensation program be adjusted to bring the fiscal 2015 annual Board and committee retainers and annual equity grants to non-employee directors in line with median peer group practice to make compensation for service on our Board more competitive in the marketplace. For fiscal 2016 and fiscal 2017, the Compensation Committee recommended no changes to the compensation program from the program for fiscal 2015 and annual equity grants continued to track the peer group median. Directors who are also employees of the Company do not receive any compensation for service on the Board in addition to their regular employee compensation. The following table summarizes the fiscal 2017 non-employee director compensation plan:

Fee	Fiscal 2017
Annual Cash Retainer (1)	$70,000
Additional Annual Retainer for:
• Lead Independent Director	$20,000
• Audit Committee Chair	$15,000
• Credit Risk and Compliance Committee Chair	$10,000
• Compensation Committee Chair	$10,000
• Nominating & Corporate Governance Committee Chair	$7,500
Annual Equity Awards (2)	$75,000

(1)     In addition to the following fees, the Company reimburses all directors for reasonable travel and out-of-pocket expenses incurred in connection with their duties as directors, including attendance at meetings.

(2)     Annual equity awards issued under our 2011 Non-Employee Director Restricted Stock Plan are granted on the first day following the date of the annual stockholders meeting, are payable in the form of restricted stock units (“RSUs”), are valued at the grant date, and fully vest on the one-year anniversary of the date of grant. The number of shares of restricted stock granted pursuant to each such RSU grant to the directors is determined by dividing the total dollar amount awarded by the closing price of the Company’s common stock on the date of grant.

Non-employee directors are also eligible to participate in the employee discount program and are subject to the same terms of the program as Company employees. Pursuant to the employee discount program, non-employee directors can purchase Conn’s merchandise at product cost plus 10%.

At our 2011 annual meeting, our stockholders approved the adoption of the Company’s 2011 Non-Employee Director Restricted Stock Plan. This Plan is administered by our Compensation Committee and only non-employee directors are eligible recipients of awards under the Plan. The Plan permits the awarding of restricted stock and RSUs to our non-employee directors.

In May 2016, all non-employee directors received 6,649 RSUs with an aggregate fair value of approximately $75,000. In March 2016, Mr. Shein and Mr. Haworth, upon joining the Board, each received 743 RSUs with an aggregate fair value of approximately $12,500, which reflects a pro-rated grant for their service until the next regularly scheduled grant date.

The following table presents the total compensation for each non-employee director for fiscal 2017:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)1	Stock Awards ($)2	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bob L. Martin	$107,500	$75,000	-	-	-	-	$182,500
Douglas H. Martin	$70,000	$75,000	-	-	-	-	$145,000
James H. Haworth	$70,000	$87,500	-	-	-	-	$157,500
Kelly M. Malson	$85,000	$75,000	-	-	-	-	$160,000
Oded Shein	$70,000	$87,500	-	-	-	-	$157,500
William (David) Schofman	$70,000	$75,000	-	-	-	-	$145,000
William E. Saunders, Jr.	$80,000	$75,000	-	-	-	-	$155,000

(1)     Reflects cash retainer fee of $70,000 per year, annual Committee chair fees paid to Mr. Bob Martin ($20,000 for serving as Lead Independent Director, $10,000 for serving as chair of the Compensation Committee, and $7,500 for serving as chair of the Nominating and Corporate Governance Committee), Ms. Malson ($15,000 for serving as chair of the Audit Committee), and Mr. Saunders ($10,000 for serving as chair of the Credit Risk and Compliance Committee). Directors who begin their Board service mid-year receive a pro-rata portion of the cash retainers and annual equity compensation.

(2)     Aggregate grant date fair value of awards granted during the year in accordance with FASB ASC Topic 718. Information regarding the assumptions used in calculating the fair value under FASB ASC Topic 718 can be found in Note 1 to the financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2017. Each of our non-employee directors was issued 6,649 RSUs pursuant to the Company’s 2011 Non-Employee Director Restricted Stock Plan on May 26, 2016. All of the awards vest on May 26, 2017. In March 2016, Mr. Shein and Mr. Haworth, upon joining the Board, each received 743 RSUs with a fair value of approximately $12,500, which reflects a pro-rated grant for their service until the next regularly scheduled grant date.

All non-employee directors are required to own shares of our Common Stock with a value equal to three times his or her annual cash retainer subject to the terms of the Company’s stock ownership guidelines, which are described in greater detail under the caption “Compensation Discussion and Analysis - Stock Ownership Guidelines.” Non-employee directors must retain 50% of the net after-tax shares realized from any equity awards granted by the Company until the guidelines are met. As of January 31, 2017, each of Messrs. Bob Martin and Doug Martin met the ownership requirements, and each of Mr. Haworth, Ms. Malson, Mr. Saunders, Mr. Schofman, and Mr. Shein continues to make progress toward the required ownership thresholds and is in compliance with the mandatory retention requirement. No non-employee director sold any shares in fiscal 2017.

Listed below are the aggregate outstanding RSU awards and option awards (by number of underlying shares) held by each non-management director as of January 31, 2017:

Name	Stock Awards	Option Awards
Bob L. Martin	6,649	40,000
Douglas H. Martin	6,649	40,000
James H. Haworth	7,392	-
Kelly M. Malson	6,649	-
Oded Shein	7,392	-
William (David) Schofman	6,649	-
William E. Saunders, Jr.	6,649	-

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during fiscal 2017, as well as the factors considered by our Compensation Committee in making compensation decisions for fiscal 2017. This Compensation Discussion and Analysis focuses on the compensation of our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and our three other most highly compensated officers for fiscal 2017 (the “named executive officers”), namely:

Name	Title
Norman L. Miller	President, Chief Executive Officer and Chairman of the Board
Lee A. Wright	Executive Vice President and Chief Financial Officer
Thomas R. Moran	Former Executive Vice President and Chief Financial Officer (until June 22, 2016)
Michael J. Poppe	President and Chief Operating Officer, Credit and Collections
David W. Trahan	President and Chief Operating Officer, Retail (retired January 1, 2017)
Brian A. Daly	Vice President and Chief Human Resources Officer
Todd F. Renaud	Vice President and Chief Information Officer

Leadership Changes and Business Highlights

Leadership Changes

During fiscal 2017, the Company continued its process of transforming its executive team with leadership changes including (i) the appointment of Mr. Miller as Chairman of the Board of Directors in May 2016; (ii) the appointment of Mr. Lee Wright as Executive Vice President and Chief Financial Officer in June 2016; (iii) the appointment of Mr. George Bchara as Vice President and Chief Accounting Officer in December 2016; and (iv) the appointment of Coleman R. Gaines as President and Chief Operating Officer – Retail in February 2017.

Mr. Miller has worked to assemble an executive leadership team focused on stabilizing the business and setting the Company on a path to profitable growth aligned with shareholder interests. With his work on assembling a leadership team focused on our business turnaround, Mr. Miller replaced the personnel holding five of the Company’s nine executive officer positions. Furthermore, our leadership team made significant investments in both personnel and key functional areas including credit analytics, warehouse, delivery and distribution, and our loan services management platform. In February 2017, we awarded special equity awards to a group of both executive and non-executive officers who are crucial to executing the Company’s business turnaround strategies. We believe these special equity awards are aligned with stockholders’ value creation interests over the next three fiscal years and beyond. For more information see section captioned “Fiscal 2018 Special Equity Awards” of this Proxy.

Business Highlights

We are a leading specialty retailer that offers a broad selection of quality, branded durable consumer goods and related services in addition to a proprietary credit solution for our core credit-constrained consumers. We operate an integrated and scalable business through our retail stores and website. Our complementary product offerings include furniture and mattresses, home appliances, consumer electronics and home office products from leading global brands across a wide range of price points. Our credit offering provides financing solutions to a large, under-served population of credit-constrained consumers who typically have limited financing options. We provide customers the opportunity to comparison shop across brands with confidence in our competitive prices as well as affordable monthly payment options, next-day delivery and installation in the majority of our markets, and product repair service. We believe our large, attractively merchandised stores and credit solutions offer a distinctive shopping experience compared to other retailers that target our core customer demographic.

Fiscal 2017 was a transitional year for our leadership team and business operations. We focused on enhancing our credit platform to improve near-term results and support the pursuit of the Company’s long-term growth objectives. While much of our focus during fiscal 2017 was on our credit operations, our retail stores performed well, demonstrating our differentiated business model and the significant value we provide our customers. We believe our credit operations will benefit from the structural changes we are making to increase yield, reduce losses and improve overall credit performance. We delivered the following financial and operational results in fiscal 2017:

•

During the second half of fiscal 2017, we successfully launched our direct loan program in all of our 55 Texas store locations, which increased the weighted average origination loan yield to 27.0% in the fourth quarter of fiscal 2017 from 21.4% in the second quarter of fiscal 2017, an increase of over 550 basis points;

•	We laid the foundation to implement our direct loan program in four additional states in fiscal 2018, which represented approximately 14% of our originations in fiscal 2017;

•	Revenue remained stable at $1.6 billion for fiscal 2017 compared to $1.6 billion for fiscal 2016, even as we tightened underwriting requirements on our credit offerings in fiscal 2017;

•	Retail gross margin for fiscal 2017 was 37.4%, an increase of 40 basis points over fiscal 2016, driven primarily by improved product margins and mix; and

•

We delivered reductions in our cost of funds on our initial note issuances under our asset-backed securitization program from approximately 9.2% in September 2015 to 7.8% in March 2016, and 6.9% in October 2016.

We believe we are positioned to execute our long-term growth strategy and reduce financial and operational risk while enhancing shareholder value. We have identified the following strategic priorities for fiscal 2018:

•	Implement our direct loan program in up to four additional states to further enhance our yield;

•	Continue to refine and enhance our underwriting model and focus on our collection operations to reduce delinquency rates and future charge-offs to improve future credit segment profitability;

•	Lower our cost of funds;

•	Optimize our mix of quality, branded products and reduce warehouse, delivery and transportation costs to increase our retail gross margin; and

•	Maintain focus on cost control of our selling, general and administrative (SG&A) expenses.

Fiscal 2017 Pay for Performance Highlights

•

No Annual Cash Incentive Bonuses. Bonuses under our annual cash incentive plan are based upon the achievement of certain adjusted operating income goals. Fiscal 2017 adjusted operating income was approximately $70.6 million, which was below threshold-level performance. Accordingly, no bonuses were paid to any of our named executive officers under the fiscal 2017 annual cash incentive plan.

•

Performance-Based Restricted Stock Units Not Earned. As a result of the Company’s return on invested capital performance for the two-year period ending January 31, 2017 falling below threshold-level, the Compensation Committee determined that all of the performance-based RSUs granted in fiscal 2016 (May 2015) relating to such performance period would not vest and have been forfeited.

•

No Market Adjustments in Total Direct Compensation. No adjustments were made to any component of compensation (base salary, target annual cash bonus or target value of equity awards) for fiscal 2017 for any of our named executive officers who were employed with the Company as of the start of fiscal 2017. The compensation levels were the same in fiscal 2017 as in fiscal 2016.

Fiscal 2017 Discretionary Bonuses

In March 2017, the Compensation Committee of the Board of Directors considered the award of discretionary bonuses to a group of executive officers who demonstrated exceptional leadership to advance the Company’s turnaround efforts. The Compensation Committee awarded discretionary bonuses to the following named executive officers: $700,000 for Mr. Miller, $400,000 for Mr. Wright (comprised of a $288,000 guaranteed payment for fiscal 2017, as stated in Mr. Wright’s employment offer, and an additional $112,000 in discretionary bonus payment), $50,000 for Mr. Poppe, $110,000 for Mr. Daly and $110,000 for Mr. Renaud for their contributions to stabilizing the Company’s performance and for setting the Company on a path to profitable growth by implementing our business turnaround strategies. Furthermore, these bonuses were paid to these individuals for their focus on increasing retail margins, closing financial transactions to lower the Company’s costs of borrowing, recruiting and focusing on personnel to implement the Company’s business turnaround strategies, and making significant investments in areas including credit analytics, warehouse, delivery and distribution efficiencies, and our loan management platform.

Compensation Philosophy and Objectives

We have developed a compensation program for our named executive officers designed to: (i) reward and motivate individual and Company performance; (ii) attract and retain executive talent with competitive compensation opportunities; and (iii) build and encourage ownership of our Common Stock. Toward these goals, our compensation program has been designed and administered to reward our named executive officers based on our financial and operating performance and their individual performance, and to align their interests with those of our stockholders. In addition, these goals are intended to encourage long-term commitment to the Company by our named executive officers. We believe that our executive compensation program, which consists primarily of a base salary, an annual performance-based cash bonus opportunity, and time-based and performance-based equity awards, promotes these objectives.

Compensation Philosophy

The following is the executive compensation philosophy that has been adopted by our Compensation Committee:

Compensation realized by executives should reflect the individual skills and contributions of the executive, as well as the Company’s overall performance against its business plan and changes in stockholder value.

The basic objectives of the Company’s executive compensation program include:

•	Attracting, motivating and retaining skilled executives necessary to execute its business strategy;

•	Motivating executives by linking compensation opportunity to the achievement of the Company’s short-term and long-term growth and profitability goals as well as execution of its business strategy;

•	Aligning interests of management and stockholders by linking realized compensation directly to increases in stockholder value and requiring ownership of Company stock over a sustained period; and

•

Promoting a pay-for-performance culture on a risk-appropriate basis with a majority of the named executive officer’s compensation to be earned, or increase in value, based on Company and stock performance.

In addition, the efficiency of the overall program from a tax, accounting, cash flow and stockholder dilution perspective should be balanced against the above objectives. In support of the stated objectives, the Company delivers an executive compensation program that includes the following fundamental elements:

1.	Base salary;

2.	Short-term cash incentives; and

3.	Long-term equity incentives in the form of options, time-based RSUs and performance-based RSUs.

Additional benefits and perquisites may be included when appropriate. A named executive officer’s total direct compensation opportunity (i.e., base salary, target short-term cash incentives and long-term equity incentives) should be competitive with market practice. “Market practice” generally means the median (i.e., 50th percentile) of the total direct compensation opportunity of peer executives at companies in our peer group (defined below). However, the Compensation Committee may, in its discretion, provide a named executive officer with a total direct compensation opportunity above or below market practice, based on the following factors:

•	The named executive officer’s individual skills, experience, and performance;

•	The difficulty of replacing the named executive officer and importance of the position to the Company; and

•	The risk profile of the named executive officer’s compensation relative to market practice.

Actual compensation earned by a named executive officer may be above or below market level depending on the named executive officer’s individual performance and the Company’s absolute or relative performance compared with its peers.

Compensation Objectives

Reward Performance: A significant portion of the total direct compensation of each of our named executive officers is performance-based. One way in which we reward performance is through grants of equity, the value of which is tied to changes in our stock price. While we recognize that stock price performance is one measure of performance, given the volatile nature of business conditions in our industry and the financial markets, we believe that it may not always be the best performance measure. As a result, in fiscal 2017, a portion of our named executive officers’ total direct compensation is based on the Company’s financial results, as measured by our adjusted operating income in the case of annual cash bonuses and by return on invested capital in the case of performance-based RSUs. The Compensation Committee may also award discretionary bonuses based on its review of individual performance.

Attract, Retain and Motivate: We structure the compensation of our named executive officers with the goal of attracting and retaining excellent executives in our significant areas of operations – sales, merchandising, financial and liquidity, consumer credit, distribution, product service and training. We promote these objectives by ensuring that our compensation is competitive within our industry and by providing that equity awards vest over at least a four-year period (subject to our Compensation Committee’s discretion in determining a different vesting schedule as it deems appropriate under the circumstances). In addition, a significant portion of a named executive officer’s total direct compensation opportunity is tied to performance-based incentives that motivate our named executive officers to achieve strong financial and operational results.

Encourage Ownership of our Common Stock: We believe that ownership of Common Stock by our named executive officers and non-employee directors directly aligns their interests with those of our stockholders. To reinforce this belief, our Compensation Committee adopted stock ownership guidelines for our non-employee directors and our named executive officers in August 2011. In March 2014, our Board of Directors increased the stock ownership requirements for our Chief Executive Officer and our other named executive officers, as discussed in more detail under the caption “Compensation Discussion and Analysis - Stock Ownership Guidelines”.

Determining Compensation

The Compensation Committee reviews the compensation of the named executive officers on an annual basis and as circumstances arise. Our compensation program consists of three basic elements: (i) base salary; (ii) annual cash bonus (pre-determined based on Company, and, in some cases, individual, performance, and with discretionary aspects to reward those with outstanding performance); and (iii) equity awards. These components work together in determining the overall compensation of our named executive officers.

The Compensation Committee is responsible for administering the executive compensation program for each of the named executive officers, including the Chief Executive Officer. The Chief Executive Officer assists the Compensation Committee with administering the executive compensation program for the other named executive officers, except with regard to certain actions and responsibilities that are specifically reserved to the Compensation Committee or Board of Directors. The Chief Executive Officer plays no role in the compensation process, and is not present during voting or deliberations, with respect to his own compensation. The Compensation Committee’s responsibilities are identified in its charter posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

Our Compensation Committee seeks to structure compensation of our named executive officers in such a manner as to avoid encouraging excessive risk taking. To discourage excessive risk-taking the Compensation Committee: (i) caps the annual incentive bonuses at 200% of target; (ii) adopted equity ownership guidelines for our named executive officers; and (iii) imposes varying time horizons for short- and long-term incentive compensation, intending to balance the executive’s attention to our short- and long-term performance goals and business objectives. The Compensation Committee also periodically reviews and adjusts the cash and equity award amounts tied to our short- and long-term performance goals and objectives to better address changes in the market and Company risks as they arise and adjust our direction and actions to compensate for such risks. We believe that these actions ensure ongoing alignment of our pay-for-performance objectives and our stockholder interests with a view to long-term value creation.

In applying the above-described objectives for our executive compensation program, the Compensation Committee, in making its final determination, primarily relies upon:

•

input and recommendations received from the Chief Executive Officer regarding the day-to-day performance, areas of responsibilities and expectations for future performance of executive officers other than the Chief Executive Officer;

•	publicly available information with respect to the executive compensation practices of our peer group companies;

•	the analysis and recommendations of its independent compensation consultant regarding our compensation programs for our executive officers; and

•	its own judgment and knowledge of the industry.

Input Received from our Chief Executive Officer

The Compensation Committee has historically relied in part on the input and recommendations of our Chief Executive Officer in making its determination regarding base salaries of the executive officers (other than the Chief Executive Officer), individual levels for bonus compensation, and whether to grant long-term equity awards to such executive officers and if so, in what forms and amounts. The Compensation Committee believes that our Chief Executive Officer, by virtue of his role in overseeing the day-to-day performance of such individuals and his experience in the industry, is appropriately suited to make informed recommendations to the Compensation Committee with respect to the foregoing elements of our executive compensation program. The Compensation Committee alone, with input and guidance from its independent compensation consultant, determines the compensation for our Chief Executive Officer.

Industry Peer Group

While the Compensation Committee does not rely solely on any comparative analyses of the amounts and forms of compensation which are paid to executive officers with comparable roles at other public companies, it does review annually and take into consideration such analyses for public companies of comparable size and nature to our businesses (i.e., retail businesses including those that provide in-house financing of their merchandise sales), as well as similarly situated public companies outside the retail business industry. We refer to such companies collectively as our “peer group.” In fiscal 2017, the peer group was reviewed and updated by the Compensation Committee based on refined selection criteria that better reflect the Company’s size and business. The selection criteria were based on industry classification, revenue, and market capitalization, and developed by the Compensation Committee’s independent compensation consultant acting at the Compensation Committee’s direction. The companies that comprised our peer group were: Restoration Hardware, Pier 1 Imports, Aaron’s, Rent-A-Center, La-Z-Boy, Cash America, Mattress Firm Holding, Select Comfort, Ethan Allen, EZCORP, Haverty Furniture, Tuesday Morning, hhgregg, Kirkland’s, and First Cash Financial. This peer group was used for purposes of the executive compensation analysis for Messrs. Miller, Moran, Wright, Poppe, Trahan, Daly and Renaud for fiscal 2017.

The Compensation Committee considers the amount and structure of peer company compensation when determining the compensation of executive officers, but the Compensation Committee does not target compensating our named executive officers to a specific benchmark level relative to our peer group, since our business model and resulting areas of responsibility are not directly comparable with those of named executives within our peer group. Instead, the Compensation Committee utilizes the competitive peer group compensation data to confirm that our compensation and incentive opportunities are appropriate and competitive relative to the market. The Compensation Committee may determine to modify the compensation levels of our named executive officers if they are deemed to not be competitive. The Compensation Committee also relies on its knowledge of the industry practices and our peers in determining our named executive officers’ base salary, bonus and equity awards, as it deems appropriate and necessary to reward overall performance and achievements and to promote retention and stability within our executive team.

Compensation Consultant

The Compensation Committee has engaged F.W. Cook as its independent compensation consultant. F.W. Cook is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers on an annual basis. The fiscal 2017 Compensation Committee-approved industry peer group is listed and described in more detail above in the section captioned “Compensation Discussion and Analysis – Determining Compensation - Industry Peer Group.” As discussed above, F.W. Cook is also responsible for preparing and presenting an outside director compensation study using the same industry peer group. The Compensation Committee relies on F.W. Cook for input on pay philosophy, current market trends, regulatory considerations and prevalence of benefit and perquisite programs.

The Compensation Committee considered whether F.W. Cook is independent from management, utilizing, among other things, the independence factors required by the SEC and NASDAQ. Based on this review, the Compensation Committee determined that F.W. Cook is independent from Company management and that F.W. Cook has no conflicts of interest in performing its work.

A representative of F.W. Cook attends Compensation Committee meetings as requested by the Compensation Committee. F.W. Cook works with management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

Other Factors

The Compensation Committee will also consider our financial performance to the extent that the Compensation Committee believes it may be fairly attributed or related to the performance of a particular named executive officer. The Compensation Committee will also consider the contribution of each named executive officer relative to his individual responsibilities and capabilities. While the Compensation Committee does consider our stock price performance generally, it is not used as an explicit performance measure to determine incentive payouts given the fact that it reflects a variety of factors not within the direct control of our named executive officers, including, but not limited to, the business conditions of the industry within which we operate and the broader economy in general.

Elements of Compensation

The compensation of our named executive officers consists of three basic elements: (i) base salary; (ii) annual cash bonus (pre-determined based on Company performance (and, in some cases, individual performance) and with discretionary aspects to reward outstanding performance); and (iii) equity awards. These components work together in determining the overall compensation of our named executive officers.

Base Salary

Each named executive officer receives a base salary determined by the Compensation Committee to be commensurate with the officer’s area of responsibility and that officer’s areas and extent of responsibility in relation to our performance as a whole. Individual salaries take into account our established salary policies; the individual’s levels of responsibility, contribution and value to the Company; individual performance; and prior relevant experience. No specific formula is applied to determine the weight of each factor, and the factors are considered by our Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally establishes base salaries at levels that are competitive with market practice, as further described above under the caption “Compensation Discussion and Analysis - Compensation Philosophy and Objectives.”

The Compensation Committee did not increase the base salaries of any of the named executive officers during fiscal 2017 due to: (i) the Company’s performance in fiscal 2017; (ii) overall market conditions; and (iii) the Committee’s belief that their salaries were competitive when compared to recent market survey data.

Name	FY16 Annual Base Salary	FY17 Annual Base Salary	% Change
Norman L. Miller	$875,000	$875,000	0.0%
Lee A. Wright(1)	N/A	$480,000	N/A
Thomas R. Moran	$450,000	$450,000	0.0%
Michael J. Poppe	$460,000	$460,000	0.0%
David W. Trahan	$410,000	$410,000	0.0%
Brian A. Daly	$300,000	$300,000	0.0%
Todd F. Renaud	$300,000	$300,000	0.0%

(1)	Mr. Wright began his employment with the Company in fiscal 2017.

Annual Cash Incentive Plan

The Company uses annual cash incentives to focus attention on current strategic priorities and drive achievement of short-term objectives. The annual cash incentive plan for fiscal 2017 was designed to focus executive officers towards continuing to improve both corporate and individual performance. The Compensation Committee establishes our bonus program for all named executive officers, as well as certain other executive officers and employees, after receiving recommendations from the Chief Executive Officer. The bonus opportunity is stated as a percentage of base salary consistent with the competitive market for executives in similar positions. The named executive officers receive bonus payments based on the achievement of pre-determined Company performance goals (and in some cases, individual performance goals) approved by the Compensation Committee each fiscal year. Upon completion of each fiscal year, the Compensation Committee determines the annual cash incentive bonuses based on the results of the bonus plan formula described above. The Compensation Committee discusses and approves the annual cash incentive bonus payments annually, considering the factors stated above.

Individual named executive officers may also receive bonus payments based on individual performance. These bonus levels, in the case of executive officers other than the Chief Executive Officer, are recommended by the Chief Executive Officer, and in all cases, are determined by the Compensation Committee, based on the applicable named executive officer’s level of responsibility and ability to affect the performance of his area of responsibility and the Company’s performance. None of these bonus levels are based upon any percentage of the individuals’ base salary or goals, but each does have defined objective calculations based upon the areas of that individual’s responsibilities. At the end of each fiscal year, the Compensation Committee may additionally establish individual performance bonus awards for each named executive officer upon recommendation of the Chairman and Chief Executive Officer (for named executive officers other than the Chief Executive Officer), or as separately determined by the Compensation Committee. No named executive officer had an individual performance component payment associated with his or her respective bonus opportunity in fiscal 2017.

For fiscal 2017, the Compensation Committee established threshold, target and maximum annual incentive cash award levels (as a percentage of base salary) for our named executive officers as follows:

	FY 17 Adjusted Operating Income (in millions)
	$121.70	$158.60	$190.32	Management
Name	Threshold	Target	Maximum	Objectives
Norman L. Miller	20.0%	100.0%	200.0%	0.0%
Lee A. Wright	12.0%	60.0%	120.0%	0.0%
Thomas R. Moran	12.0%	60.0%	120.0%	0.0%
Michael J. Poppe	12.0%	60.0%	120.0%	0.0%
David W. Trahan	12.0%	60.0%	120.0%	0.0%
Brian A. Daly	8.0%	40.0%	80.0%	10.0%
Todd F. Renaud	8.0%	40.0%	80.0%	10.0%

The Company’s adjusted operating income in fiscal 2017 was $70.6 million, which did not meet threshold-level adjusted operating income under the Company’s 2017 annual cash incentive plan. No bonuses were paid to any of our named executive officers under the annual cash incentive plan during fiscal 2017.

Discretionary Bonuses

The Chief Executive Officer may recommend discretionary bonuses, outside of our annual incentive program, for executive officers (other than himself) to the Compensation Committee when deemed appropriate, and provide the Compensation Committee with his rationale for the recommended bonus amounts. Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the executive officers, the Compensation Committee values his recommendation; however, the Compensation Committee makes all final decisions as to the compensation of the named executive officers. The Committee believes that it is important to have the flexibility to grant discretionary awards if the Company does not achieve one or more specific financial metrics, in the event that the Committee determines that management’s overall performance during the year otherwise merits recognition.

Upon the recommendation of the Chief Executive Officer, in March 2017, the Compensation Committee approved discretionary bonuses for certain executive officers. The primary purpose of the bonuses was to recognize the valuable contributions of certain individuals who display the leadership qualities and commitment needed to stabilize and position the Company on a path to profitable growth. Each of Mr. Wright ($400,000), Mr. Poppe ($50,000), Mr. Daly ($110,000) and Mr. Renaud ($110,000) received a discretionary bonus in the amounts stated in recognition of their individual performance towards the Company’s operational and strategic achievements not reflected in the Company’s cash incentive plan. Mr. Wright’s payment included $288,000 that was guaranteed during fiscal 2017 as a part of his employment offer. The Compensation Committee also awarded Mr. Miller a discretionary bonus of $700,000 in recognition for commencing a turnaround of the Company’s performance, recruiting and motivating the new leadership team, and delivering financial achievements and other accomplishments in fiscal 2017 not reflected in the Company’s cash incentive plan. Furthermore, these bonuses were paid for the collective focus of the applicable officers on increasing retail margins, closing financing transactions to lower the Company’s costs of borrowing, recruiting and focusing on personnel to implement the Company’s turnaround strategies, and making significant investments in critical areas including credit analytics capabilities, warehouse and distribution efficiencies, and loan services management platform.

Equity Awards

The purpose of our long-term incentive program is to ensure that our executives focus not only on short-term returns but also on achieving long-term Company goals, growth and creation of stockholder value. We further believe that equity ownership by our executive officers aligns executive interests with those of our stockholders. For fiscal 2017, the Compensation Committee continued its practice of using time-based RSUs, and, for certain of our named executive officers, performance-based RSUs for long-term incentive compensation.

The target value of equity awards for our named executive officers in fiscal 2017 was, with respect to: (a) Mr. Miller, 100% of the aggregate of (x) annual base salary plus (y) target-level cash bonus award; (b) Mr. Wright, Mr. Poppe, Mr. Moran and Mr. Trahan, 100% of each executive’s annual base salary; and (c) Mr. Daly and Mr. Renaud 50% of each executive’s annual base salary. We believe using a percentage of base salary (and, if applicable, target-level cash bonus award) as the target provides us consistency relative to the value of equity awards we grant each year in support of our compensation philosophy.

The target value of annual equity awards for our named executive officers did not change in fiscal 2017 from the target values during fiscal 2016.

The following table summarizes the annual equity incentive opportunity for our named executive officers under our long-term equity incentive program during fiscal 2017:

			Time Based RSU’s		Performance-Based RSUs (3)
Name	Total Long-Term Equity Target Value (1)		As % of Salary (2)	Dollar Value ($)
	As % of Salary (2)	Dollar Value ($)			Threshold ROIC (10.0%)		Target ROIC (15.0%)		Maximum ROIC (18.0%)
					As % of Salary (2)	Dollar Value ($)	As % of Salary (2)	Dollar Value ($)	As % of Salary (2)	Dollar Value ($)

Norman L. Miller(4)(7)	100.0%	$1,750,000	50.0%	$875,000	25.0%	$437,500	50.0%	$875,000	75.0%	$1,312,500

Lee A. Wright(5)	100.0%	$480,000	50.0%	$240,000	25.0%	$120,000	50.0%	$240,000	75.0%	$360,000

Thomas R. Moran(7)	100.0%	$450,000	50.0%	$225,000	25.0%	$112,500	50.0%	$225,000	75.0%	$337,500

Michael J. Poppe(7)	100.0%	$460,000	50.0%	$230,000	25.0%	$115,000	50.0%	$230,000	75.0%	$345,000

David W. Trahan(7)	100.0%	$410,000	50.0%	$205,000	25.0%	$102,500	50.0%	$205,000	75.0%	$307,500

Brian A. Daly(6)	50.0%	$150,000	50.0%	$150,000	-	-	-	-	-	-

Todd F. Renaud(6)	50.0%	$150,000	50.0%	$150,000	-	-	-	-	-	-

(1)

This column reflects the target value of equity awards granted to our named executive officers. In May 2016, Mr. Miller, Mr. Moran, Mr. Poppe and Mr. Trahan received 50% of the total value of their equity awards in time-based RSUs and the other 50% in performance-based RSUs as reflected in the table.

(2)

All of our named executive officer’s target value of equity awards in fiscal 2017 was equal to the stated percentage of annual base salary, other than for Mr. Miller, whose target value of annual equity awards in fiscal 2016 was equal to 100% of the aggregate of his respective (x) annual base salary plus (y) target-level cash bonus award.

(3)	Determined over a two-year performance period ending January 31, 2018 based on return on invested capital (“ROIC”), as defined below.

(4)

In connection with his appointment as Chief Executive Officer in September 2015, Mr. Miller received 69,881 time-based RSUs. Initially, these RSUs were scheduled to vest ratably over five years on each anniversary of the grant date, and on January 2, 2017, the Board modified the remaining RSUs to vest ratably over four years on each anniversary of the grant date. On January 2, 2017, the Compensation Committee awarded Mr. Miller 100,000 stock options valued at $920,483 at time of grant as an incentive award for ongoing efforts of leading the organization during the business turnaround. For more information see section captioned “CEO Performance Stock Option Grant and Modification of Initial New Hire Equity Grant Vesting Schedule.”

(5)

In connection with his appointment as Executive Vice President and Chief Financial Officer in June 2016, Mr. Lee Wright received 59,259 time-based RSUs. The RSUs vest ratably over four years on each anniversary of the grant date. Mr. Wright did not receive any other equity award in fiscal 2017.

(6)	Only received time-based awards that vest ratably over a four-year period.

(7)

50% of the target value of long-term equity awards is comprised of time-based equity awards and 50% is comprised of performance-based equity awards. The time-based RSUs vest over a four-year period beginning on May 25, 2016.

ROIC for each performance-based RSU grant is calculated over a two-year period as: (A) average adjusted operating income (excluding charges and credits) divided by (B) the average balances of (i) debt plus (ii) equity, minus (iii) cash over the two-year period. The measurement period for the performance-based RSUs issued in fiscal 2017 end on January 31, 2018. The ROIC metrics for the performance-based RSUs granted during fiscal 2016, which have been approved by the Compensation Committee, are as follows: (i) threshold-level performance will be achieved if ROIC is equal to 10.0% over the measurement period; (ii) target level performance will be achieved if ROIC is equal to 15.0% over the measurement period; and (iii) maximum-level performance will be achieved if ROIC is equal to 18% over the measurement period. The number of performance-based RSUs is calculated on a pro-rata basis when the performance metrics fall between threshold and target or target and maximum, as applicable. No shares will be issued when ROIC falls below the threshold level and no additional shares will be issued when the performance conditions exceed the maximum level. Any fiscal 2017 performance-based RSUs earned will vest as follows: 50% at May 25, 2018; 25% at May 25, 2019; and 25% at May 25, 2020.

The Compensation Committee selected ROIC because it is a measure of whether the long-term capital investment decisions made by our named executive officers improved our financial and operational performance. In addition, the Compensation Committee believes that our ROIC performance is closely linked to our stock price performance and stockholder returns.

The Compensation Committee may, in its discretion, grant other equity awards to the named executive officers from time-to-time, which may include time-vested stock options, restricted stock, time-based RSUs, and performance-based RSUs pursuant to our 2016 Omnibus Incentive Plan. In making any such awards, the Compensation Committee will consider:

•	the number of equity awards previously granted to the named executive officer; and

•	the named executive officer’s past and expected future contributions to the Company.

Compensation under our equity incentive program is intended to align the long-term interests of our named executive officers with those of our stockholders and to provide long-term performance incentives to our named executive officers to complement the other forms of compensation they receive.

In making long-term incentive compensation decisions, no formal weighting formula is used in deciding award amounts under our equity incentive programs. Our Compensation Committee instead considers each executive’s ability and individual responsibility to directly impact our Company’s overall performance in the long-term, and makes equity awards based on considerations for each individual executive.

We use equity awards to counterbalance base salary and short-term cash bonus compensation components provided to our named executive officers and to further align executive pay with the long-term financial performance of the Company. We do not target any set mix of compensation components. Our Compensation Committee reviews the goals of our Company and the status of the markets in which we compete to determine the appropriate combination of short-term and long-term incentive compensation should be structured in order to properly incentivize our executives to best implement both the short-term and long-term elements of our Company strategies.

CEO Performance Stock Option Grant and Modification of Initial New Hire Equity Grant Vesting Schedule

On January 2, 2017, the Board of Directors approved the grant to Mr. Miller of a premium-priced non-qualified stock option grant as an additional incentive to successfully implement the business turnaround strategy the Company is currently pursuing under Mr. Miller’s leadership. The Compensation Committee awarded Mr. Miller 100,000 stock options valued at $920,483 at the time of the grant. This award focuses on aligning Mr. Miller’s interests with those of our stockholders by providing incentives to increase stockholder value. Of the 100,000 stock options, 33,333 were awarded with a strike price of $12.65, another 33,333 were awarded with a 150% premium strike price of $18.98, and the final 33,334 were awarded with a 200% premium strike price of $25.30. The stock options vest ratably over a four year period on each anniversary of the grant date. We believe that delivering this award in the form of stock options, with the substantial majority having a strike price above the grant date trading price is an effective way to further align Mr. Miller’s interests with those of our stockholders, as the award will have value only if the stock price increases following the grant date.

On January 2, 2017, the Board of Directors also modified the vesting schedule for the remaining unvested RSUs from Mr. Miller’s initial new hire equity award such that they will vest ratably over a four year vesting schedule on each anniversary of the grant date, rather than over a five year vesting schedule. This vesting schedule modification to four years was done to reflect market conditions for such equity grants and is summarized in the table below.

Vest Date	Initial RSUs	Revised RSUs
9/7/2016	13,976	13,976
9/7/2017	13,976	18,635
9/7/2018	13,976	18,635
9/7/2019	13,976	18,635
9/7/2020	13,977	0
Total	69,881	69,881

Fiscal 2018 Special Equity Awards

On February 23, 2017, the Board of Directors approved special equity awards for Mr. Miller, Mr. Wright, Mr. Daly and Mr. Renaud (as well as other executive and non-executive officers) for retention and motivation purposes during our business turnaround. The recipients were selected in part based on the criticality of their respective roles in executing our business turnaround strategies, the leadership characteristic these individuals have displayed and continue to display in recruiting other highly talented managers in their respective disciplines, and their efforts and performance in putting the Company on a path to sustainable profitability. These special equity awards consisted of both performance and time-based RSUs. While a portion of the performance-based RSU (PSU) grants are contingent upon stockholder approval of the Amended 2016 Plan (Proposal 5), all of the RSU grants are contingent upon stockholder approval of the Amended 2016 Plan. The PSUs are aligned with stockholder value creation interests because the PSUs will vest, if at all, only upon the certification, after fiscal 2020, by the Compensation Committee of the satisfaction of the annual and cumulative Earnings Before Interest, Taxes, Depreciation and Amortization “EBITDA” performance conditions over the three fiscal years commencing with fiscal 2018. Further, a “Total Shareholder Return” modifier could be applied to the PSUs based upon a comparison of the Company’s stock price in February 2017 and February 2020. Contingent upon stockholder approval of the Amended 2016 Plan, the RSUs will vest in three equal installments over a three-year period, the first installment vesting on the first anniversary of the award date; the second installment vesting on the second anniversary of the award date; and the third installment vesting on the third anniversary of the award date. These special equity awards are intended at this time to cover those prospective annual equity grants that Mr. Miller, Mr. Wright, Mr. Daly, Mr. Renaud, and the other special equity award recipients would have received in each of fiscal 2018, fiscal 2019, and fiscal 2020.

Timing of Equity Grants

Annual equity awards are generally granted to our named executive officers at the Company’s regular meeting of the Board of Directors scheduled for the first quarter of each fiscal year. Off-cycle (non-annual) awards may be made if our Chief Executive Officer and the Compensation Committee deem it appropriate for newly-promoted employees, strategic new hires, or in other special or unique circumstances.

Settlement of Fiscal 2016 Performance-Based Restricted Stock Unit Awards

In May 2015, the Compensation Committee granted Messrs. Poppe and Trahan performance-based RSUs. These awards were based on the Company’s ROIC over the two-year period ended January 31, 2017. Messrs. Poppe, and Trahan were eligible to earn between 0% and 150% of their targeted award, depending on our ROIC during the measurement period. Mr. Trahan retired on January 1, 2017 and forfeited eligibility under these awards. In March 2017, the Compensation Committee determined the ROIC for the measurement period fell below threshold-level. As a result, the Compensation Committee did not approve the vesting or issuance of any of the fiscal 2017 performance-based RSU awards and all such performance-based RSUs have been forfeited.

President, CEO and Chairman of the Board Compensation

On September 7, 2015, our Board appointed Mr. Miller as President and Chief Executive Officer. In negotiating the terms of Mr. Miller’s compensation, the Compensation Committee received information and advice from F.W. Cook, its independent compensation consultant, considered the same objectives and competitive positioning it considered at that time with respect to our other then-current executive officers, and approved the following compensation package:

•	Annual base salary: $875,000.

•	Sign-On Bonus: $300,000.

•

Annual Cash Incentive Plan: Mr. Miller is eligible for an annual target cash bonus opportunity equal to 100% of his base salary and a maximum annual cash bonus opportunity equal to 200% of his base salary.

•

Long-Term Incentive Plan: Mr. Miller is eligible for an annual target long-term incentive grant equal to the sum of 100% of the aggregate of (i) his annual base salary, plus (ii) his target-level annual cash bonus.

•

Initial Long-Term Incentive Award: Mr. Miller received a grant of RSUs with an aggregate grant date value of $2,000,000 on September 7, 2015. When granted, these RSUs were to vest ratably on each anniversary of the grant date over five years. On January 2, 2017, the Board approved a vesting modification to align with market practices, as a result of which, the remaining shares of Mr. Miller’s initial long-term incentive award will vest ratably on each anniversary of the grant date over four years.

•

Other Benefits: Mr. Miller is also eligible for other benefits, including participation in the Company’s other employee benefit plans available to other employees of the Company (including healthcare). Mr. Miller received assistance for his commuting expenses until September 2016. He will continue to receive relocation assistance until April 2017.

•

Severance Agreement: The Company entered into a severance agreement with Mr. Miller as described under the section entitled “Termination of Employment and Change of Control Arrangements - Executive Severance Agreements”.

•	Discretionary Bonuses: Mr. Miller is eligible to receive discretionary bonuses, if any, granted by the Board from time to time.

Newly-Appointed CFO Compensation

Effective on June 22, 2016, the Board of Directors appointed Mr. Lee A. Wright, as the Company’s Executive Vice President and Chief Financial Officer. With respect to this appointment, the Compensation Committee approved the following compensation package for Mr. Wright, based on market compensation data presented by F.W. Cook and consistent with our compensation philosophy:

•	Annual base salary: $480,000.

•

Annual Cash Incentive Plan: Mr. Wright is eligible for an annual target cash bonus opportunity equal to 60% of his base salary and a maximum annual cash bonus opportunity equal to 120% of his base salary. Mr. Wright’s 2017 target bonus ($288,000) was guaranteed and paid in March 2017.

•	Long-Term Incentive Plan: Mr. Wright is eligible for an annual target long-term incentive grant equal to 100% of his annual base salary.

•

Initial Long-Term Incentive Award: Mr. Wright received a grant of RSUs with an aggregate grant date value equal to $480,000. These RSUs vest ratably on each anniversary of the grant date over four years.

•

Other Benefits: Mr. Wright is also eligible for other benefits, including participation in the Company’s other employee benefit plans available to other employees of the Company (including healthcare).

•

Severance Agreement: The Company entered into a severance agreement with Mr. Wright as described under the section entitled “Termination of Employment and Change of Control Arrangements - Executive Severance Agreements”.

•	Discretionary Bonuses: Mr. Wright is eligible to receive discretionary bonuses, if any, granted by the Board from time to time.

Transition Agreement with Mr. Thomas Moran

On October 1, 2016, Conn’s entered into a transition agreement with Mr. Moran to provide for an orderly transition of Chief Financial Officer duties, responsibilities and authority from Mr. Moran to Mr. Wright.

The terms of Mr. Moran’s transition agreement provide that Mr. Moran will be paid his base salary for 18 months commencing October 1, 2016, and during such period, all equity awards held by Mr. Moran under the Company’s equity plans will continue to vest and be exercisable as if Mr. Moran had remained an employee of the Company during such period. Mr. Moran’s transition agreement requires him to be bound by the non-disclosure, non-competition and non-solicitation covenants contained therein until March 1, 2018. Mr. Moran has also agreed that any payments received under the transition agreement or otherwise from the Company shall be subject to claw-back by the Company to the extent necessary under applicable law.

Health, Retirement, Perquisites and Other Benefits

Our named executive officers are eligible to participate in the same retirement and other health and welfare benefit plans, including medical, dental, vision, long-term and short-term disability, life insurance, employee discount, and in the Company’s employee stock purchase plan, in each case on the same basis as our other eligible employees.

Annual Advisory Vote on Executive Compensation

At our 2016 annual meeting, approximately 99% of the votes cast were in favor of the advisory resolution on our executive compensation. The Compensation Committee believes that the positive outcome of this vote supports the compensation arrangements established by it for our named executive officers, and therefore continued to apply the same pay-for-performance principles and philosophies when making decisions relating to the compensation of our named executive officers for fiscal 2017.

Stock Ownership Guidelines

In August 2011, our Board of Directors adopted stock ownership guidelines for our non-employee directors and certain executive officers to align their interests more closely with the interests of our stockholders. During the fiscal year ended January 1, 2015, the Compensation Committee increased the stock ownership guidelines for our Chief Executive Officer and other named executive officers. The Company’s Chief Executive Officer is now required to own shares of Common Stock with a value equal to at least five times his or her annual base salary, and each other named executive officer is required to own shares of our Common Stock with a value equal to at least four times his or her annual base salary. All beneficially owned shares of Common Stock, including vested options, options that will vest within 60 days and unvested RSUs are counted towards achievement of the ownership guideline. Individuals are required to achieve the applicable level of ownership within five years after first becoming subject to the guidelines. If an individual becomes subject to the stock ownership guidelines or is subject to a greater ownership amount due to promotion or an increase in base salary, the individual is expected to meet the applicable ownership amount within the later of the original period or 12 months from the effective date of the promotion or salary change. If an individual falls below the applicable guideline due solely to a decline in the value of the Common Stock, the individual will not be required to acquire additional shares to meet the guideline, but he or she will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the individual again attains the stock ownership threshold.

As of January 31, 2017, Mr. Poppe had met his stock ownership requirements. Mr. Miller (who joined the Company in September 2015), Mr. Wright (who joined the Company in June 2016), Mr. Renaud (who joined the Company in December 2014) and Mr. Daly (who joined the Company in December 2015) have not yet attained their required level of ownership due to their recent commencement of employment and decline in stock price. Each has five years from their respective date of hire to attain the required level of ownership. Mr. Trahan exercised the majority of his remaining stock options on January 17, 2017, after his retirement from the Company. His remaining out-of-money stock options (20,000) expired on April 1, 2017.

Prohibition on Hedging and Pledging

The Company’s insider trading policy, a copy of which is available on our website at http://ir.conns.com, restricts all officers, directors and certain employees from engaging in any of the following activities with respect to the securities of the Company:

•	Purchases on margin (where money is borrowed to make the purchase);

•	Short sales;

•	Buying or selling puts or calls;

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

To the Company’s knowledge, none of our officers or directors have entered into any hedging transactions with respect to Company stock, nor have they pledged any Company stock to secure any personal indebtedness or deposited Company stock into any margin account.

Other Compensation

We provide our named executive officers with limited perquisites and other benefits, as reflected in the All Other Compensation column in the “Summary Compensation Table” below, which the Compensation Committee believes are reasonable, competitive and consistent with the objectives of our executive compensation program.

Employment and Related Agreements

Certain of the named executive officers have entered into Executive Severance Agreements with the Company and others are party to the Executive Severance Plan adopted by the Company in December 2015, the material terms of which are explained in more detail under the section “Termination of Employment and Change of Control Arrangements” below.

Tax Implications of Our Compensation Policies

Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, are typically fully deductible. Performance-based cash bonus compensation awards under our Management Incentive Compensation Program may also be tax deductible. Our annual base salary and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Committee has not adopted a policy requiring that all compensation be tax deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal 2017 and the Company’s 2017 Proxy Statement on Schedule 14A related to the 2017 annual meeting, for filing with the SEC.

Compensation Committee:

Bob L. Martin (Chair)

William (David) Schofman

James Haworth

Summary Compensation Table

Name	Fiscal	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)
Norman L. Miller (5)	2017	$875,000	$700,000	$1,749,993	$920,483	-	$253,273	$4,498,749
President, Chief Executive Officer and Chairman of the Board	2016	$351,325	$300,000	$1,999,994	-	-	$37,858	$2,689,177
Lee A. Wright (5)(6)	2017	$280,000	$400,000	$497,998	-	-	$3,000	$1,180,998
Executive Vice President and CFO
Thomas R. Moran	2017	$337,500	-	$449,993	-	-	$115,682	$903,175
Former Executive Vice President and CFO	2016	$232,812	-	$600,006	-	-	$24,174	$856,992
Michael J. Poppe	2017	$460,000	$50,000	$959,992	-	-	$19,321	$1,489,313
President & Chief Operating Officer - Credit & Collections	2016	$460,000	-	$1,459,995	-	-	$14,789	$1,934,784
	2015	$460,000	-	$460,026	-	-	$19,588	$939,614
David W. Trahan	2017	$375,833	-	$410,010	-	-	$11,000	$796,843
Former President - Retail	2016	$410,000	-	$410,032	-	-	$12,000	$832,032
	2015	$410,000	-	$409,973	-	-	$12,000	$831,973
Brian A. Daly (5)	2017	$300,000	$110,000	$150,002	-	-	$71,207	$631,209
Vice President & Chief Human Resources Officer
Todd F. Renaud (5)	2017	$300,000	$110,000	$150,002	-	-	$7,915	$567,917
Vice President and Chief Information Officer	2016	$300,000	-	$299,991	-	-	$27,457	$627,448
(1)

Any amounts paid upon the achievement of pre-established Company goals appear in the “Non-Equity Incentive Plan Compensation” column. Because the Company did not meet threshold-level adjusted operating income targets as determined by the Compensation Committee for purposes of the Company’s annual cash incentive plan for fiscal 2017, no bonuses were paid to any named executive officer under the plan. The “Bonus” column discloses discretionary cash bonus awards. The discretionary bonus in the amount of $700,000 shown for Mr. Miller, and the amounts shown for Mr. Wright, Mr. Poppe, Mr. Daly and Mr. Renaud in fiscal 2017 were in recognition of their contributions to the Company’s business turnaround objectives. Mr. Wright’s payment included $288,000 that was guaranteed for fiscal 2017 as a part of his employment offer. The $300,000 in this column for Mr. Miller was his fiscal 2016 sign-on bonus.

(2)

Aggregate grant date fair value of RSUs granted during the year in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”, which may be greater or less than the value that the named executive officer realizes upon vesting of the RSUs. Information regarding the assumptions used in calculating the fair value under FASB ASC Topic 718 can be found in Note 10 to the financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2017. Performance-based RSUs granted assume achievement of target level financial metrics related to fiscal 2017 grants. Assuming the highest level of performance is achieved for the performance-based RSUs, the maximum value of these awards at the grant date would be as follows: Mr. Miller —$875,000; Mr. Poppe—$345,000; and Mr. Trahan—$307,500.

(3)

Aggregate grant date fair value of awards granted during the year in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation,” which may be greater or less than the value that the named executive officer realizes upon vesting of the options. Information regarding the assumptions used in calculating the fair value under FASB ASC 718 can be found in Note 10 to the financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2017.

(4)	All Other Compensation for fiscal 2017 consists of:

•	Matching contributions under the Company’s 401(k) plan as follows: Mr. Miller, $7,950, Mr. Wright, $3,000; Mr. Poppe, $7,321; Mr. Daly, $5,400; and Mr. Renaud, $7,915.

•	Automobile and gas allowance as follows: Mr. Miller, $12,000; Mr. Poppe, $12,000; and Mr. Trahan, $11,000.

•	Relocation assistance as follows: Mr. Miller, $233,323; Mr. Moran, $3,182; and Mr. Daly, $65,807.

•	Severance payouts: During fiscal 2017, Mr. Moran received $112,500 in severance and is eligible, per his severance agreement, for an additional fifteen months of salary equivalent to $562,500.

All Other Compensation

Name	401K Match	Car Allowance	Relocation	Severance	Total
Norman L. Miller	$7,950	$12,000	$233,323	$0	$253,273
Lee A. Wright	$3,000	$0	$0	$0	$3,000
Thomas R. Moran	$0	$0	$3,182	$112,500	$115,682
Michael J. Poppe	$7,321	$12,000	$0	$0	$19,321
David W. Trahan	$0	$11,000	$0	$0	$11,000
Brian A. Daly	$5,400	$0	$65,807	$0	$71,207
Todd F. Renaud	$7,915	$0	$0	$0	$7,915

(5)

With respect to Messrs. Miller, and Moran, information for the fiscal year ended January 31, 2015 (“fiscal 2015”) is not included because both executives joined the Company during fiscal 2016 and neither was an employee of the Company during fiscal 2015. With respect to Mr. Wright, information is not included for fiscal 2015 or fiscal 2016 because he joined the Company in June 2016 as Chief Financial Officer. With respect to Mr. Daly, information is not included for fiscal 2016 because he joined the Company and subsequently became a named executive officer during fiscal 2017. With respect to Mr. Renaud, fiscal 2015 is not included because he joined the Company during fiscal 2015 and did not become a named executive officer until fiscal 2016.

(6)	Mr. Wright’s base salary in fiscal 2017 represents the pro-rata portion of Mr. Wright’s annualized base salary for fiscal 2017 of $480,000, reflecting his commencement of employment in June 2016.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)	All Other Stock Awards; Number of Shares of Stock or Stock Units (#)(6)	All Other Option Awards; Number of Securities Under-Lying Options (#)(6)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Norman L. Miller	Annual Cash Incentive	N/A	$175,000	$875,000	$1,750,000	-	-	-	-	-	-	-
	Time Based RSUs	5/25/2016	-	-	-	-	-	-	75,107	-	-	$874,997
	Performance Based RSUs	5/25/2016	-	-	-	37,554	75,107	112,661	-	-	-	$874,997
	Non-Qualified Stock Option	1/2/2017	-	-	-	-	-	-	-	33,333	$12.65	$326,773
	Non-Qualified Stock Option	1/2/2017	-	-	-	-	-	-	-	33,333	$18.98	$305,210
	Non-Qualified Stock Option	1/2/2017	-	-	-	-	-	-	-	33,334	$25.30	$288,499
Lee A. Wright	Annual Cash Incentive	N/A	$57,600	$288,000	$576,000	-	-	-	-	-	-	-
	Time Based RSUs	6/22/2016	-	-	-	-	-	-	59,259	-	-	$479,998
Thomas R. Moran	Annual Cash Incentive	N/A	$54,000	$270,000	$540,000	-	-	-	-	-	-	-
	Time Based RSUs	5/25/2016	-	-	-	-	-	-	19,313	-	-	$224,996
	Performance Based RSUs	5/25/2016	-	-	-	9,657	19,313	28,970	-	-	-	$224,996
Michael J. Poppe	Annual Cash Incentive	N/A	$55,200	$276,000	$552,000	-	-	-	-	-	-	-
	Time Based RSUs	5/25/2016	-	-	-	-	-	-	19,742	-	-	$229,994
	Performance Based RSUs	5/25/2016	-	-	-	9,871	19,742	29,613	-	-	-	$229,994
	Time Based RSUs	6/7/2016	-	-	-	-	-	-	55,249	-	-	$500,003
David W. Trahan	Annual Cash Incentive	N/A	$49,200	$246,000	$492,000	-	-	-	-	-	-	-
	Time Based RSUs	5/25/2016	-	-	-	-	-	-	17,597	-	-	$205,005
	Performance Based RSUs	5/25/2016	-	-	-	8,799	17,597	26,396	-	-	-	$205,005
Brian A. Daly	Annual Cash Incentive	N/A	$30,000	$150,000	$300,000	-	-	-	-	-	-	-
	Time Based RSUs	12/1/2016	-	-	-	-	-	-	13,393	-	-	$150,002
Todd F. Renaud	Annual Cash Incentive	N/A	$30,000	$150,000	$300,000	-	-	-	-	-	-	-
	Time Based RSUs	12/1/2016	-	-	-	-	-	-	13,393	-	-	$150,002

(1)

These columns show the annual cash award opportunities under the Company’s annual cash incentive bonus plan for fiscal 2017. The Company did not meet threshold operating income performance during such fiscal year, and thus no amounts were paid out under the annual cash incentive bonus plan. This is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and discussed under “Compensation Discussion and Analysis.”

(2)

The number of performance-based RSUs is calculated on a pro-rata basis when the performance metrics fall between threshold and target or target and maximum, as applicable. No shares will be issued when return on invested capital falls below the threshold level and no additional shares will be issued when the performance conditions exceed the maximum level. Any performance-based RSUs earned will vest as follows: 50% at May 25, 2018; 25% at May 25, 2019; and 25% at May 25, 2020.

(3)	Represents the number of performance-based RSUs to be issued on May 25, 2018 if the Company’s ROIC is equal to 10.0% over the two-year measurement period ending January 31, 2018.

(4)	Represents the number of performance-based RSUs to be issued on May 25, 2018 if the Company’s ROIC is equal to 15.0% over the two-year measurement period ending January 31, 2018.

(5)	Represents the number of performance-based RSUs to be issued on May 25, 2018 if the Company’s ROIC is equal to 18.0% over the two-year measurement period ending January 31, 2018.

(6)

This column shows the number of time-based RSUs granted in fiscal 2017. The May 25, 2016 time-based RSU grant vests in four equal annual installments with respect to Messrs. Miller, Moran, Poppe and Trahan. The June 7, 2016 grant to Mr. Poppe and June 22, 2016 grant to Mr. Wright also vest in four equal installments. With respect to the December 1, 2016 grant to Mr. Daly and Mr. Renaud, in each case the RSU grant vests ratably over the four year period beginning on the first anniversary of the date of grant.

(7)

The amounts in the “Grant Date Fair Value of Stock and Option Awards” column were determined in accordance with FASB ASC Topic 718, which may be greater or less than the value than the respective named executive officer realizes upon the vesting of the performance-based RSUs and time-based RSUs. The grant date fair value of the performance-based RSUs was measured using the market price per share of our Common Stock on the date of grant multiplied by the target number of units noted in the table, as this was considered the probable outcome on the date of grant.

Outstanding Equity Awards at Fiscal Year End 2017

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- UnExercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)	(#)		(#)	($)		(#)	($)		(#)	($)
Norman L. Miller	9/7/2015							55,905	$623,341	(1)
	5/25/2016							75,107	$837,443	(2)
	5/25/2016									(3)	75,107	$837,443
	1/2/2017		33,333	(4)		$12.65	1/2/2027
	1/2/2017		33,333	(4)		$18.98	1/2/2027
	1/2/2017		33,334	(4)		$25.30	1/2/2027
Lee A. Wright	6/22/2016							59,259	$660,738	(5)
Thomas R. Moran	7/27/2015							12,902	$143,857	(6)
	5/25/2016							19,313	$215,340	(2)
	5/25/2016									(3)	19,313	$215,340
Michael J. Poppe	11/27/2007	20,000				$19.99	11/27/2017
	11/25/2008	30,000				$6.33	11/25/2018
	11/24/2009	30,000				$6.34	11/24/2019
	11/30/2010	35,000				$3.20	11/30/2020
	6/3/2013							1,070	$11,931	(7)
	5/27/2014							2,505	$27,931	(8)
	5/27/2015							4,675	$52,126	(9)
	5/27/2015									(10)	6,233	$69,498
	8/26/2015							26,429	$294,683	(11)
	5/25/2016							19,742	$220,123	(2)
	5/25/2016									(3)	19,742	$220,123
	6/7/2016							55,249	$616,026	(12)
David W. Trahan	11/27/2007	20,000				$19.99	11/27/2017
Brian A. Daly	11/16/2015							4,959	$55,293	(13)
	12/1/2016							13,393	$149,332	(14)
Todd F. Renaud	8/26/2014							1,897	$21,152	(15)
	12/1/2014							1,442	$16,078	(16)
	8/26/2015							3,964	$44,199	(11)
	12/1/2015							4,785	$53,353	(17)
	12/1/2016							13,393	$149,332	(14)

(1)

On January 2, 2017, the Compensation Committee approved the reduction of the vesting period of Mr. Miller’s initial new hire equity grant from five to four years. Remaining RSUs vest ratably over remaining three years with final vesting on September 7, 2020.

(2)	RSUs vest ratably at 25% per year over four years, ending on May 25, 2020.
(3)

Reflects the target number of performance-based RSUs that may be issued for the twenty-four month performance period ending January 31, 2018. The performance-based RSUs vest 50% on May 25, 2018, and 25% on May 25, 2019 and May 25, 2020.

(4)	Stock Options vest ratably at 25% per year over four years, ending on January 2, 2021.
(5)	RSUs vest ratably at 25% per year over four years, ending on June 22, 2020.
(6)	RSUs vest ratably at 25% over four years, ending on July 27, 2019.
(7)	RSUs vest ratably at 25% over four years, ending on June 3, 2017.
(8)	RSUs vest ratably at 25% per year over four years, ending on May 27, 2018.
(9)	RSUs vest ratably at 25% per year over four years, ending on May 27, 2019.
(10)

Reflects the target number of performance-based RSUs that may be issued for the twenty-four month performance period ending January 31, 2017. The performance-based RSUs vest 50% on May 25, 2018, and 25% on May 25, 2019 and May 25, 2020. In March 2017, the Compensation Committee determined the Company did not meet threshold-level for ROIC for such performance period and all such performance-based RSUs issued in fiscal 2016 relating to such performance period have been forfeited.

(11)	RSUs vest ratably at 20% per year over five years, ending on August 26, 2020.
(12)	RSUs vest ratably at 25% per year over four years, ending on June 7, 2020.
(13)	RSUs vest ratably at 20% per year over five years, ending on November 16, 2020.
(14)	RSUs vest ratably at 25% per year over four years, ending on December 1, 2020.
(15)	RSUs vest ratably at 20% per year over five years, ending on August 26, 2019.
(16)	RSUs vest ratably at 20% per year over four years, ending on December 1, 2019.
(17)	RSUs vest ratably at 20% per year over five years, ending on December 1, 2020.

Options Exercised and Stock Vested
	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Norman L. Miller	-	-	13,976	$100,627
Lee A. Wright	-	-	-	-
Thomas R. Moran	-	-	4,300	$30,573
Michael J. Poppe	-	-	17,169	$159,208
David W. Trahan	51,166	$358,313	8,580	$93,507
Brian A. Daly	-	-	1,239	$13,133
Todd F. Renaud	-	-	3,300	$29,657

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Executive Severance Agreements

We have entered into executive severance agreements with each of Messrs. Miller, Theo Wright, Poppe, Lee Wright, Moran, and Trahan (collectively, the “Agreements”). We had previously entered into an executive severance agreement with Mr. Theo Wright, former Chief Executive Officer and Chairman of the Board, but Mr. Theo Wright’s transition agreement terminated his Agreement, and he is no longer entitled to any benefits thereunder. Mr. Theo Wright will continue to be bound by the non-disclosure, non-competition and non-solicitation covenants contained in his Agreement until January 31, 2019. The Agreements are designed to (i) provide a level of transition assistance in the event of an involuntary termination of employment with the goal of keeping the subject named executive officers focused on our business rather than their personal circumstances, and (ii) encourage the subject named executive officers to continue to devote their full attention to the business of the Company in the event of a potential change in control to allow for a smooth transition. The Compensation Committee believes the Agreements promote the objectives of the Company and align with the interests of our stockholders by encouraging continuity of leadership in termination or change in control situations.

The term of each Agreement is for one year and automatically renews for successive one-year periods unless terminated by the Company upon prior written notice to the subject named executive officer. If the subject named executive officer is involuntarily terminated without cause (as defined below) or if the subject named executive officer voluntarily terminates his employment for good reason (as defined below), then (i) the executive will receive salary continuation payments (at the rate in effect on the day before his termination) for 18 months following termination (other than with respect to Mr. Miller, who will receive continued payments for 24 months) (the “Severance Period”), (ii) the executive will receive continuation coverage during the Severance Period under the Company’s medical, dental, life, disability and other welfare benefit plans, and (iii) all awards held by the executive under our 2003 Incentive Stock Option Plan, 2011 Omnibus Incentive Plan or 2016 Omnibus Incentive Plan will continue to vest and, if applicable, be exercisable during the Severance Period as if the executive had continued his employment for the duration of the Severance Period.

Under each Agreement, “cause” is defined as (i) behavior of the subject executive which is adverse to the Company’s interests, (ii) the subject executive’s dishonesty, criminal charge or conviction, grossly negligent misconduct, willful misconduct, acts of bad faith, or neglect of duty or (iii) the subject executive’s material breach of the Agreement.

Under each Agreement, “good reason” means, without the subject executive’s express written consent, (i) the material diminution of the subject executive’s title, duties, authority or responsibilities relative to the subject executive’s duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to the subject executive of such reduced duties, authority or responsibilities, (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the subject executive immediately prior to such reduction, (iii) a material reduction of the subject executive’s base salary or annual bonus opportunity, each as in effect as of the effective date of the Agreement, (iv) a material reduction in the kind or level of employee benefits, including additional bonus opportunities, to which the subject executive was entitled immediately prior to such reduction with the result that the subject executive’s overall benefits package is significantly reduced, (v) upon a change of control (as defined below), the failure of the Company to obtain the assumption of the Agreement by the successor, (vi) upon a change of control, the transfer of the subject executive’s principal place of employment to a location that is more than 100 miles from the subject executive’s principal place of employment immediately prior to the change of control, or (vii) any act or set of facts or circumstances that would, under case law or statute, constitute a constructive termination of the subject executive, provided, in each case, that the subject executive terminates employment within 60 days of the occurrence of such circumstances.

Each Agreement provides that if, during the period beginning one year prior to a change of control (as defined below) and ending one year following the change in control, the subject executive is terminated without cause (as defined above) or if the subject executive voluntarily terminates his employment for good reason (as defined above), then (i) the subject executive will receive a lump sum payment equal to three times the subject executive’s annual base salary (as in effect on the day prior to the date of such termination), (ii) the subject executive will receive continuation coverage under the Company’s medical, dental, life, disability and other welfare benefit for 18 months following termination (other than with respect to Mr. Miller, who will receive a lump sum cash stipend equal to 24 times the portion of the monthly premium that would have been paid by the Company for the same level of health and dental coverage he had in effect immediately prior to such termination), and (iii) all equity awards held by the subject executive under our 2003 Incentive Stock Option Plan, 2011 Omnibus Incentive Plan or 2016 Omnibus Incentive Plan will immediately vest on the later of the date of termination or the date of the change of control, and if applicable, these equity awards will continue to be exercisable for 18 months (or with respect to Mr. Miller, 24 months) following the subject executive’s termination as if the executive had remained an employee of the Company. As a condition to Mr. Miller receiving any benefits under his Agreement, Mr. Miller will be required to execute a waiver and release agreement.

Each Agreement defines a “change of control” as (i) a person acquiring 35% or more of the voting power of the Company, (ii) a change in the composition of our Board of Directors during any 12-month period as a result of which less than a majority of the directors are “incumbent directors” (as defined in each Agreement), (iii) a merger or consolidation of the Company (unless it still controls a majority of the voting stock), (iv) a complete liquidation or dissolution of the Company, or (v) a sale, disposition, lease, or exchange of all or substantially all of the Company’s assets or of one of the significant operating divisions, including the retail and credit divisions.

By entering into their respective Agreements, each of the subject executives agreed to be subject to and bound by the confidentiality, non-compete, non-disclosure and non-solicitation provisions therein.

On December 3, 2013, the Company entered into an amendment to the Agreement with each of Mr. Poppe and Mr. Trahan which, in each case, provides that if payments under their respective Agreements that are triggered by a change of control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended (the “Code”), then the payments either (i) would be reduced by the amount needed to avoid triggering the excise tax or (ii) would not be reduced, depending on which alternative left the subject executive in the best after-tax position. Before these amendments, the applicable Agreements provided that payments thereunder would be reduced by the amount needed to avoid triggering the excise tax.

On December 2, 2015, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan for senior officers (the “Severance Plan”). Participation in the Severance Plan is limited to officers of the Company with a title of Vice President or more senior, and other employees who are designated by the Committee, provided that no person or officer who is otherwise party to an individual agreement with the Company providing for severance benefits may participate in the Severance Plan. Each of Todd F. Renaud (Vice President and Chief Information Officer) and Brian A. Daly (Vice President and Chief Human Resources Officer) are participants in the Severance Plan and are not otherwise party to an Agreement. Mr. Renaud, Mr. Daly, and other Vice Presidents are eligible to receive a cash severance benefit equal to 50% of such participant’s annual base salary if the individual is terminated for any reason other than (i) resignation from employment, (ii) cause (as defined in the Severance Plan), (iii) death or (iv) disability (as defined in the Severance Plan). Such benefit is to be paid in substantially equal installments on the Company’s regularly scheduled payroll dates for the six months following the participant’s termination (the “Executive Severance Period”). In addition to the cash severance payment, participants (and their eligible dependents) will also be entitled to receive continued coverage under the Company’s group health plan during the Executive Severance Period at the same cost paid by active employees. The Severance Plan may be amended or terminated by the Compensation Committee at any time; provided, however, that (i) no amendment materially adverse to any Severance Plan participant will be effective without such participant’s written consent until one year after its adoption, and (ii) termination of the Severance Plan will not be effective until one year following Compensation Committee or other corporate action authorizing termination of the Severance Plan.

In addition to the Severance Plan, upon a change of control (as defined in our 2016 Omnibus Incentive Plan) all unvested RSUs that have been held by each of Mr. Renaud and Mr. Daly for at least six months will fully vest under the 2016 Omnibus Incentive Plan.

The following table provides the quantitative disclosure of the severance and change of control payments that would be made to our named executive officers assuming the applicable payment event occurred on January 31, 2017:

Fiscal 2017 Potential Payments Upon Termination or Change of Control

Named Executive Officer (1)	Benefit	Voluntary Termination for Good Reason ($)(5) 1/31/17	Involuntary Not for Cause Termination ($)(5) 1/31/17	Normal Retirement ($) 1/31/17	Change in Control with Voluntary Termination for Good Reasons ($)(6) 1/31/17	Change in Control with Involuntary Not for Cause Termination ($)(6) 1/31/17	Change in Control without Termination ($) 1/31/17	Death or Disability ($) 1/31/17
Norman L. Miller	In-the-Money Stock Options	-	-	-	-	-	-	-
	Restricted Stock Units	$1,042,062	$1,042,062	-	$1,460,784	$1,460,784	-	-
	Performance-Based RSUs (2)	$418,722	$418,722	-	$837,443	$837,443	-	-
	Cash Severance	$1,750,000	$1,750,000	-	$2,625,000	$2,625,000	-	-
	Welfare Benefits (3)	$57,868	$57,868	-	$57,868	$57,868	-	-
	Total	$3,268,652	$3,268,652	-	$4,981,095	$4,981,095	-	-
Lee A. Wright	In-the-Money Stock Options	-	-	-	-	-	-	-
	Restricted Stock Units	$330,369	$330,369	-	$660,738	$660,738	-	-
	Performance-Based RSUs (2)	-	-	-	-	-	-	-
	Cash Severance	$720,000	$720,000	-	$720,000	$720,000	-	-
	Welfare Benefits (3)	$43,401	$43,401	-	$43,401	$43,401	-	-
	Total	$1,093,770	$1,093,770	-	$1,424,139	$1,424,139	-	-
Thomas R. Moran (7)	In-the-Money Stock Options	-	-	-	-	-	-	-
	Restricted Stock Units	$359,346	$359,346	-	$359,197	$359,197	-	-
	Performance-Based RSUs (2)	$143,560	$143,560	-	$215,340	$215,340	-	-
	Cash Severance	$675,000	$675,000	-	$1,350,000	$1,350,000	-	-
	Welfare Benefits (3)	$43,401	$43,401	-	$43,401	$43,401	-	-
	Total	$1,221,307	$1,221,307	-	$1,967,938	$1,967,938	-	-
Michael J. Poppe	In-the-Money Stock Options	$567,150	$567,150	-	$567,150	$567,150	-	-
	Restricted Stock Units	$867,496	$867,496	-	$1,222,821	$1,222,821	-	-
	Performance-Based RSUs (2)	$250,996	$250,996	-	$289,621	$289,621	-	-
	Cash Severance	$690,000	$690,000	-	$1,380,000	$1,380,000	-	-
	Welfare Benefits (3)	$43,401	$43,401	-	$43,401	$43,401	-	-
	Total	$2,419,043	$2,419,043	-	$3,502,993	$3,502,993	-	-
Brian A. Daly	In-the-Money Stock Options	-	-	-	-	-	-	-
	Restricted Stock Units (4)	-	-	-	$204,625	$204,625	-	-
	Performance-Based RSUs (2)	-	-	-	-	-	-	-
	Cash Severance	-	$150,000	-	-	-	-	-
	Welfare Benefits (3)	-	$14,467	-	-	$14,467	-	-
	Total	-	$164,467	-	$204,625	$219,092	-	-
Todd F. Renaud	In-the-Money Stock Options	-	-	-	-	-	-	-
	Restricted Stock Units (4)	-	-	-	$284,113	$284,113	-	-
	Performance-Based RSUs (2)	-	-	-	-	-	-	-
	Cash Severance	-	$150,000	-	-	-	-	-
	Welfare Benefits (3)	-	$14,467	-	-	$14,467	-	-
	Total	-	$164,467	-	$284,113	$298,580	-	-

(1)        If a named executive officer is terminated for “cause” (as defined under the applicable agreement/plan/program), all such executive’s rights to payment would be automatically forfeited.

(2)        Assumes for purposes of change-in-control with termination that payout for the performance-based RSUs will be at target.

(3)        Amount reported reflects the Consolidated Omnibus Budget Reconciliation Act (COBRA) premium for family coverage under our group health plans for the following benefit continuation periods with respect to: (i) Mr. Miller, 24 months, (ii) Messrs. Wright, Moran, and Poppe, 18 months, and (iii) Mr. Daly and Mr. Renaud, six months. Amount does not include the value of the continuation coverage available under our life, disability and other welfare benefit plans.

(4)        This amount assumes accelerated vesting of Mr. Daly’s and Mr. Renaud’s unvested RSUs (i) assuming a change of control (as defined in our 2016 Omnibus Incentive Plan) occurred on January 31, 2017, and (ii) only with respect to their respective RSUs which would have been outstanding for at least six months as of January 31, 2017. The amount is calculated based on the closing price of our common stock on January 31, 2017.

(5)        As described above under “Termination of Employment and Change of Control Arrangements - Executive Severance Agreements,” in connection with a “Voluntary Termination for Good Reason” or an “Involuntary Not for Cause Termination,” such amounts reflect those benefits which Mr. Miller, Mr. Wright, and Mr. Poppe would have been entitled to had such event occurred on January 31, 2017, including (i) 18 months base salary (in the case of Mr. Miller, 24 months), (ii) continuation under the Company’s medical, dental, life, disability and other welfare benefit during such applicable severance period, and (iii) continued vesting of equity awards during the applicable severance period.

(6)        The amounts reported are the maximum amounts and do not reflect any potential cutbacks triggered by application of Section 280G of the Internal Revenue Code under the terms of the applicable agreement/plan/program.

(7)        As described above under “Termination of Employment and Change of Control Arrangements - Executive Severance Agreements,” in connection with a “Voluntary Termination for Good Reason” or an “Involuntary Not for Cause Termination,” such amounts reflect those benefits which Mr. Moran would have been entitled to had such event occurred on January 31, 2017, including (i) 18 months base salary, (ii) continuation under the Company’s medical, dental, life, disability and other welfare benefit during such applicable severance period, and (iii)  continued vesting of equity awards during the applicable severance period.

Indemnification Arrangements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation and Bylaws that provide for the indemnification of our directors and certain executive officers, to the fullest extent permitted by applicable law. These provisions, among other things, provide for the indemnification of each of our directors and certain officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of the Company or of any other corporation which such person served in any capacity at the request of the Company.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933, as amended.

CORPORATE GOVERNANCE

Corporate Governance Policies and Procedures

The Company believes that sound corporate governance practices are essential to maintain the trust of our stockholders, customers, employees and other stakeholders. We believe we operate under governance practices that are transparent, up-to-date and appropriate for our industry. The following materials are related to our corporate governance and related matters:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Credit Risk and Compliance Committee Charter

•	Code of Business Conduct and Ethics for Employees

•	Code of Ethics for the Chief Executive Officer, President and Senior Financial Professionals

•	Code of Business Conduct and Ethics for Members of the Board of Directors

•	Whistle Blower Policy

•	Corporate Governance Guidelines

•	Amended and Restated Insider Trading Policy

Each of the aforementioned is available on the Company’s website at ir.conns.com. There were no amendments to, or waivers from, any of our Codes of Business Conduct for any of our named executive officers during fiscal 2017.

Lead Independent Director

Our Board of Directors determined at its meeting held in August 2012 that our interests would be better served by the designation and appointment of a lead independent director, and appointed Bob L. Martin to serve in that capacity until his successor is appointed. The lead independent director is responsible for coordinating the activities of the independent directors of the Board of Directors, and shall perform such other duties and assume such other responsibilities as the Board may determine. Certain of the specific responsibilities of the lead independent director are to:

•	Act as the principal liaison between the independent directors and the Chairman of the Board;

•	Develop the agenda for and preside at executive sessions of the independent directors;

•	Approve with the Chairman of the Board the agenda for Board and committee meetings and the need for special meetings of the Board;

•

Advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	Recommend to the Board the retention of advisors and consultants who report directly to the Board;

•	Interview, along with the chair of the Nominating and Corporate Governance Committee, all Board candidates and make recommendations to the Nominating and Corporate Governance Committee;

•	Assist the Board and Company officers in better ensuring compliance with and implementation of the Corporate Governance Guidelines;

•	Serve as Chairman of the Board when the Chairman is not present; and

•	Serve as a liaison for consultation and communication with stockholders.

In March 2017, the independent members of the Board re-appointed Mr. Bob Martin as the Lead Independent Director. Mr. Martin has significant Board experience and has served on the Company’s Board since 2003 and on other public company boards, as well as serving as the Chair of the Nominating and Corporate Governance Committee and Chair of the Compensation Committee. Mr. Martin serves as a liaison between Mr. Miller and the other independent directors, and his longevity on the Board enhances this leadership role and provides for continuity among the non-employee directors.

Separation of Chairman of the Board and Chief Executive Officer

The Board has determined that the most appropriate form of leadership for the Board of Directors currently is for the CEO, who is responsible for the day-to-day operations of the Company, to serve as Chairman, with strong and independent oversight by the Lead Independent Director and the other non-management directors. The Board of Directors appointed Mr. Miller to succeed Mr. Theo Wright as Chairman of the Board upon the completion of Mr. Theo Wright’s term in May 2016. As discussed above under the section “Corporate Governance - Lead Independent Director,” the independent directors have re-appointed Mr. Martin as the Lead Independent Director.

The Board believes that the combined role promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans. In addition, the Board believes that the combined position enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees and customers. However, the Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and the Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, including its Audit Committee and its Credit Risk and Compliance Committee, has the responsibility for oversight of risk management. The Audit Committee is charged by its charter with the responsibility to review and discuss the Company’s policies and practices with respect to risk assessment and risk management at each of its regularly scheduled meetings, and to report to the Board of Directors various areas of risk, including technology, regulatory, liquidity and operational, that should receive further attention and discussions among the Board of Directors and Company management. The Credit Risk and Compliance Committee provides oversight of the Company’s credit risk and underwriting policies and practices. Our management presents specifically to the Audit Committee, the Credit Risk and Compliance Committee, and the Board of Directors, as requested, with respect to various areas of risk concerns and management practices relative thereto, including enterprise risk management, which is the subject of oversight by the Audit Committee. Additionally, at various regularly scheduled Audit Committee meetings, our management presents on and discusses a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee, in addition to its standard general discussion of enterprise risk management. The Audit Committee works regularly with management in assessing and addressing Company policies’ strengths and weaknesses. The full Board of Directors receives at each regularly scheduled meeting, and more often as necessary, a presentation from management on our operations, including presentations regarding liquidity and credit reports and risks. Upon request by the Board of Directors, representatives of management commit to and do subsequently or simultaneously provide to the Board of Directors additional information, revisions and explanations pertaining to their respective areas of management.

Stockholder Communications with the Board

The Company’s Board of Directors has a process for stockholders and other interested parties to send communications to the Board. Communications should be addressed to the intended recipient or recipients and sent by mail to:

Lead Independent Director

c/o Corporate Secretary

Conn’s, Inc.,

4055 Technology Forest Blvd, Suite 210, The Woodlands, Texas 77381

generalcounsel@conns.com

Our General Counsel reviews all communications directed to the Audit Committee and the Chairman of the Audit Committee is promptly notified of any significant communications relating to accounting, internal accounting controls, auditing matters or other significant communication. Communications addressed to a named director are promptly sent to the director. Communications directed to the non-management directors are promptly sent to the Lead Independent Director. All communications submitted to the Board or any committee of the Board will be compiled by the Secretary and submitted to the Lead Independent Director on a periodic basis.

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

EXECUTIVE OFFICERS

Biographical Information

The Board elects our executive officers at its meeting immediately following our annual meeting of stockholders. Our executive officers serve at the discretion of the Board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.

The following sets forth certain biographical information regarding our executive officers. For our executive officers who are also directors, you may find their biographies under “Board of Directors - Board of Director Nominees for 2017 - 2018” above.

Name	Age	Position	Length of Service

Norman L. Miller	56	President, Chief Executive Officer and Chairman of the Board	1 year 7 months

Lee A. Wright	45	Executive Vice President and Chief Financial Officer	11 months

Michael J. Poppe	49	President and Chief Operating Officer - Credit and Collections	13 years

Coleman R. Gaines	51	President and Chief Operating Officer - Retail	4 months

George L. Bchara	33	Vice President and Chief Accounting Officer	6 months

Brian A. Daly	46	Vice President and Chief Human Resources Officer	1 year 5 months

Todd F. Renaud	46	Vice President and Chief Information Officer	2 years 8 months

Jamie L. Pierce	32	Vice President and Chief Marketing Officer	3 years 3 months

Mark L. Prior	49	Vice President, General Counsel and Secretary	10 months

Biographical information about Norman L Miller is included above under the caption “Board of Directors - Board of Director Nominees for 2017 – 2018.”

Lee A. Wright was appointed as the Company’s Executive Vice President and Chief Financial Officer in June 2016. Prior to joining the Company, Mr. Wright served as CEO of Professional Directional Enterprises, Inc., a directional drilling services company, since 2015 and served as its President from 2012 into 2015. Prior to joining Professional Directional Enterprises, he was a Senior Managing Director at the private equity firm of Diamond Castle from 2005 to 2012. From 2000 to 2005, Mr. Wright was a Director at DLJ Merchant Banking Partners, a private equity firm. From 1996 to 2000, Mr. Wright was a VP and Associate in CSFB’s Private Equity division and was an analyst from 1994 to 1996 in CSFB’s Investment Banking division. Mr. Wright holds a B.S., magna cum laude, from Washington & Lee University.

Michael J. Poppe was appointed by our Board of Directors as President and Chief Operating Officer, Credit and Collections, on June 2016. Previously, Mr. Poppe was an Executive Vice President and our Chief Operating Officer from April 2012 until June 2016. From February 2008 until April 2012, Mr. Poppe served as our Chief Financial Officer. He served as our Controller and Assistant Chief Financial Officer and Assistant Treasurer between September 2004 and February 2008. In the 14 years prior to his joining us, Mr. Poppe served in various accounting and finance management positions in public accounting at Arthur Andersen LLP and in automotive retail companies, most recently as Vice President and Corporate Controller of Group 1 Automotive, Inc. From January 1997 until May 2004, Mr. Poppe worked at Group 1, a New York Stock Exchange listed Fortune 500 company. and was a member of the founding management team. Mr. Poppe is a certified public accountant and obtained his B.B.A. in accounting and finance from Texas A&M University.

Coleman R. Gaines was appointed President and Chief Operating Officer, Retail, in February 2017. Previously, Mr. Gaines served as Executive Vice President (“EVP”) of TMX Finance (“TMX”), a consumer finance company based in Savannah, Georgia, from January 2016 to January 2017. During his employment with TMX starting in 2010, Mr. Gaines was promoted to roles of increasing responsibility, and by 2016, as EVP of Store Operations, he was responsible for leading 1,300 TMX retail stores in 18 states. Prior to TMX, Mr. Gaines worked for the Tractor Supply Company (“TSC”), a leading publicly traded U.S. retailer offering products for home improvements, agriculture, farm, lawn and garden maintenance, and livestock care, from 2002 to 2010. At TSC, Mr. Gaines’ various responsibilities as a Divisional Vice President included operating 470 TSC stores. Prior to TSC, Mr. Gaines was employed with Scotty’s Home Centers, from 1989 to 2002, starting as an assistant manager and rising to Vice President of Hardware Stores responsible for 70 regional hardware stores. Mr. Gaines holds a B.A. in Theology from Freed Hardeman University.

George L. Bchara joined the Company as Vice President and Chief Accounting Officer in December 2016. Prior to joining the Company, he served as Senior Vice President and Chief Accounting Officer of BankUnited, based in Miami Lakes, Florida, from March 2013 to December 2016, and served as Vice President and Loan Controller from June 2011 to February 2013. Prior to BankUnited, Mr. Bchara was a Manager with the global professional services firm, PwC, where he worked from January 2007 until May 2011. Mr. Bchara holds an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and a B.S. in Accounting and Finance from Florida State University. Mr. Bchara is a Certified Public Accountant licensed in the State of New York and a Chartered Financial Analyst charterholder.

Brian A. Daly was appointed Vice President and Chief Human Resource Officer in November 2015. Prior to joining the Company, from June 2007 until November 2015, Mr. Daly served in several positions with DFC Global Corp, a global alternative financial services company, including as Senior Vice President and Chief People Officer. Prior to DFC Global, he worked in human resources and operational leadership roles at Marsh & McLennan, from 2006 to 2007, ARAMARK Corporation from 2000 to 2005, and Florida, Power & Light from 1997 to 1999. Mr. Daly has a B.S. in Management from the University of Richmond and an M.B.A. – Human Resources and Finance from the University of Florida.

Todd F. Renaud joined the Company as Vice President and Chief Information Officer in August of 2014 with over 20 years of technology experience across multiple industries. Prior to joining the Company, Mr. Renaud served as Vice President, Management Information Systems for Security Service Federal Credit Union. Prior to joining SSFCU in 2002, he worked as Director of Technology for Enron Corporation. Mr. Renaud is a graduate of Texas A&M University where he earned a BBA in Management Information Systems.

Jamie L. Pierce joined the Company as Vice President and Chief Marketing Officer in January 2014 and has over 10 years of retail marketing experience. From May 2010 to January 2014, Ms. Pierce served as Senior Director of Marketing and Communication for Tempur Sealy International, Inc. From June 2007 through May 2010, Ms. Pierce held several positions at the Whirlpool Corporation in both Sales and Marketing, including Senior Sales Manager. From March 2004 through June 2007, Ms. Pierce worked for DURA Automotive Systems, Inc., where she held several positions of increasing responsibility, including Marketing Manager. Ms. Pierce holds an M.B.A. from Michigan State University.

Mark L. Prior was appointed the Company’s Vice President, General Counsel and Secretary in July 2016. Previously, from March 2007 to July 2016, Mr. Prior was employed by DFC Global Corp as General Counsel and Deputy General Counsel, Senior Vice President and Secretary. Previously, he was Corporate Counsel for the Philadelphia Stock Exchange from August 2005 to March 2007 and firm partner with Rubin Fortunato, P.C., from September 1998 to July 2005. Mr. Prior holds a B.A. from Dickinson College, magna cum laude, Phi Beta Kappa, and a J.D. from Penn State University – Dickinson Law. Mr. Prior is licensed in the Commonwealth of Pennsylvania.

EQUITY INCENTIVE PLANS

Amended and Restated 2003 Incentive Stock Option Plan

In February 2003, we adopted our Amended and Restated 2003 Incentive Stock Option Plan, and amended the plan in both June 2004 and May 2006. The plan is administered by the Compensation Committee. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Option grants have been made at the discretion of the Compensation Committee, for such terms as the Compensation Committee may determine, but not for terms greater than ten years from the date of grant. The maximum number of shares of our Common Stock that may be issued under this plan is 3,859,767 shares, subject to adjustment. All options issued vest equally over a five-year term or less, as determined in connection with each grant. At January 31, 2017, there were options to purchase 832,812 shares of our Common Stock issued and outstanding under the plan. No further grants will be made under the Amended and Restated 2003 Incentive Stock Option Plan.

2011 Omnibus Incentive Plan

In May 2011, our stockholders approved our 2011 Omnibus Incentive Plan. The plan is administered by the Compensation Committee. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. The maximum number of shares of our Common Stock that may be issued under this plan is 1,200,000 shares, subject to adjustment and a cap of 300,000 to any one participant in any one taxable year. RSUs that have been issued under the plan vest on various time horizons, depending on the recipient and the criteria of measurement for performance-based RSUs, but none longer than five years. At January 31, 2017, there were time-based RSUs issued that are convertible to 253,247 shares of our Common Stock. No further grants will be made under the 2011 Omnibus Incentive Plan.

Employee Stock Purchase Plan

In February 2003, we adopted our Employee Stock Purchase Plan (ESPP). The ESPP was amended on November 30, 2011 to permit highly compensated employees to participate. The plan is administered by the Compensation Committee. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Eligible employees are able to purchase shares of our Common Stock without brokerage commissions and at a discount from market prices. The maximum number of shares of our Common Stock that may be issued under this plan is 1,267,085 shares, subject to adjustment. At January 31, 2017, there were 402,504 shares issued and 864,581 shares available for future issuance under the plan.

2003 Non-Employee Director Stock Option Plan

In February 2003, we adopted the 2003 Non-Employee Director Stock Option Plan. The maximum number of shares of our Common Stock that may be issued under this plan is 600,000 shares, subject to adjustment. All options issued to a director when he or she becomes a director currently vest equally over a three-year term, while those issued to a director on his fourth anniversary date and those issued immediately following each annual stockholders’ meeting upon the director’s election by the stockholders as a director, vest on the first anniversary date of the grant. As a result of the approval by the stockholders of the 2011 Non-Employee Director Restricted Stock Plan, discussed below, the Compensation Committee has determined at this time to issue no further options under this 2003 Non-Employee Director Stock Option Plan. At January 31, 2017, there were options to purchase 110,000 shares of our Common Stock under this plan and 90,000 shares remaining for future issuance under the plan.

2011 Non-Employee Director Restricted Stock Plan

In May 2011 our stockholders approved our 2011 Non-Employee Director Restricted Stock Plan. The plan is administered by the Compensation Committee. Only our non-employee directors are eligible to participate in the plan. The maximum number of shares of our Common Stock that may be issued under this plan is 300,000 shares. Only restricted stock and RSUs may be awarded under the Plan. RSUs that have been issued under the Plan have one-year vesting periods. At January 31, 2017, there were RSUs issued to purchase 46,543 shares of our Common Stock issued and outstanding under the plan and 143,603 shares remaining for future issuance under the plan.

2016 Omnibus Incentive Plan

Our Board, in March 2016, and our stockholders, in May 2016, approved our 2016 Omnibus Incentive Plan. The plan is administered by the Compensation Committee and replaces our 2011 Omnibus Incentive Plan and our Amended and Restated 2003 Incentive Stock Option Plan. The maximum number of shares of our Common Stock that may be issued under this plan, as initially adopted, is 1,200,000 shares. All options issued vest equally over a five-year term or less, as determined in connection with each grant. At January 31, 2017, there were options to purchase 100,000 shares of our Common Stock issued and outstanding under the plan. Additionally, at January 31, 2017, there were PSUs issued that are convertible into a minimum of 0 shares and a maximum of 197,639 shares of our Common Stock, determinable by the performance of our Company over a stated period of time ending January 31, 2016. At January 31, 2017, there were RSUs issued that are convertible into 610,384 shares of our Common Stock and 809,052 shares remaining for future issuance under the plan. This includes 347,285 shares that remain available for grant under the 2016 Omnibus Incentive Plan as a result of awards forfeited under previous plans. As of April 1, 2017, the Company had 368,324 shares remaining that are available to grant under the 2016 Omnibus Incentive Plan.

The table below provides information regarding the number of shares of our Common Stock that may be issued on exercise of outstanding stock options and will be issued under RSU awards under our existing equity compensation plans as of January 31, 2017. These plans are as follows:

•	the Amended and Restated 2003 Incentive Stock Option Plan;

•	the 2011 Omnibus Incentive Plan;

•	the Non-Employee Director Stock Option Plan;

•	the 2011 Non-Employee Director Restricted Stock Plan;

•	the 2016 Omnibus Incentive Plan; and

•	the Employee Stock Purchase Program.

EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	1,447,000	$12.69	(1)	1,907,236
Equity Compensation Plans Not Approved by Stockholders	-	-		-
Total	1,447,000	$12.69		1,907,236	(2)

(1) Weighted average remaining life for options outstanding at January 31, 2017 – 3.4 years for 2003 Employee Incentive Stock Option Plan, 1.7 for Non-Employee Director Stock Option Plan, with overall weighted average remaining life for all options outstanding at January 31, 2017 being 4.3 years. Weighted average remaining life for RSU awards outstanding at January 31, 2017 – 0.3 years for Non-Employee Director Restricted Stock Plan, 3.5 years for Omnibus Incentive Plan, with overall weighted average remaining life for all RSU awards outstanding at January 31, 2017 being 3.4 years.

(2) The total of 1,907,236 includes 864,581 shares available under the Employee Stock Purchase Plan. As of January 31, 2017, there were RSUs issued that are convertible into 610,384 shares of our Common Stock and 809,052 shares remaining for future issuance under the 2016 Omnibus Incentive Plan. This includes 347,285 shares that remain available for grant under the 2016 Omnibus Incentive Plan as a result of awards forfeited under previous plans. As of April 1, 2017, the Company had 368,324 shares remaining that are available to grant under the 2016 Omnibus Incentive Plan.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of Common Stock that such person has the right to acquire within 60 days of April 5, 2017 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement. The percentage of total common shares beneficially owned is based on 30,957,780 common shares outstanding as of April 5, 2017, which is the record date for the annual meeting.

Name	Shares of Common Beneficially Owned	Percent of Common
Warren A. Stephens (1)	6,565,709	21.21%
The Stephens Group, LLC and its affiliates (2)	4,817,109	15.56%
Anchorage Capital Group, L.L.C. (3)	4,553,958	14.71%
PAR Capital Management, Inc. (4)	1,891,142	6.11%
Morgan Stanley (5)	1,678,848	5.42%
Dimensional Fund Advisors LP (6)	1,621,682	5.24%
Norman L. Miller	361,498	1.17%
Lee A. Wright	121,335	*
Thomas R. Moran	3,123	*
Michael J. Poppe (7)	273,167	*
David W. Trahan	0	*
Brian A. Daly	39,361	*
Todd F. Renaud	49,529	*
Bob L. Martin (8)	53,881	*
Douglas H. Martin (9)	102,012	*
William (David) Schofman	18,549	*
William E. Saunders, Jr.	20,027	*
Oded Shein	7,392	*
James H. Haworth	7,392	*
Kelly Malson	19,638	*
All Directors and Executive Officers, as a group (14 persons)	1,076,904	3.48%

* Represents less than 1% of the outstanding Common Stock.

(1) The address of Warren A. Stephens is 111 Center Street, Little Rock, Arkansas, 72201. Includes 2,727,920 shares owned by Stephens Investments Holdings LLC as to which Mr. Stephens, as Manager of the LLC, may be deemed to have sole voting power and sole dispositive power. Also includes 82,430 shares owned by Stephens Inc. as to which Mr. Stephens, as President of Stephens Inc., may be deemed to have sole voting power and sole dispositive power, and 203,486 shares held in discretionary trading accounts on behalf of clients of Stephens Inc. as to which Mr. Stephens, as President of Stephens Inc., may be deemed to have shared voting power and shared dispositive power. Also includes 6,352 shares owned by each of Warren Miles Amerine Stephens Trust, John Calhoun Stephens Trust, and Laura Whitaker Stephens Trust, as to which Mr. Stephens, as sole Trustee of the trusts, has sole voting power and sole dispositive power. Also includes 183,283 shares owned by Harriet C. Stephens Trust, 385,350 shares owned by Warren A. Stephens Grantor Trust, 206,116 shares owned by WAS Conn’s Annuity Trust One, and 56,633 shares owned by each of Warren M. A. Stephens 95 Trust, John Calhoun Stephens 95 Trust, and Laura Whitaker Stephens 95 Trust, as to which Harriet C. Stephens is Trustee and as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 931,038 shares owned by Warren & Harriet Stephens Childrens Trust, Harriet C. Stephens, Co-Trustee, as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 430,000 shares owned by WAS Family Trust One, Harriet C. Stephens, Trustee, as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 500,000 shares owned by Paula W. and John P. Calhoun Family Trust UID 6-29-2016, as to which Mr. Stephens, as Trustee, may be deemed to have shared voting power and shared dispositive power with Ms. Stephens. Also includes 11,000 shares owned by Harriet and Warren Stephens Family Foundation as to which Mr. Stephens, as co-trustee, may be deemed to have shared voting power and shared dispositive power with Ms. Stephens. Also includes 22,619 shares owned by Warren Miles Amerine Stephens 2012 Trust, Harriet C. Stephens, Trustee, as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 50,000 shares owned by Martin Family 2016 Trust UID 6-14-2016, and 43,730 shares owned by Douglas H. Martin Trust UID 4-18-2014, as to which Mr. Martin, as sole Trustee of the trusts, has sole voting power and sole dispositive power. Also includes 1,633 shares owned directly as to which Mr. Martin has sole voting power and sole dispositive power. Also includes 800 shares owned by Douglas Martin Custodian for Haven Celeste Martin as to which Mr. Martin has sole voting power and sole dispositive power, and 1,600 shares owned by Mr. Martin’s children as to which Mr. Martin has shared voting and dispositive power pursuant to powers of attorney. Also includes 26,827 shares owned through Roth IRA accounts as to which Mr. Martin has sole voting and dispositive power, and includes 4,250 shares owned through IRA accounts as to which Mr. Martin has sole voting and dispositive power. Also includes 3,100 shares owned by Mr. Martin’s spouse as custodian for a minor child, as to which Mr. Martin may be deemed to have shared voting and dispositive power. Also includes 1,600 shares owned by a charitable foundation of which Mr. Martin is a co-trustee, as to which Mr. Martin has shared voting and dispositive power. Also includes 40,000 shares which Mr. Martin has the right to receive upon the exercise of options, and as to which Mr. Martin would have sole voting power and sole dispositive power. Also includes 234,972 shares owned by Curtis F. Bradbury, Jr. The information with respect to Warren A. Stephens is based on the Schedule 13D/A filed by such entities and person with the SEC on September 26, 2016.

(2) The Stephens Group, LLC and its affiliates address is 100 Morgan Keegan Drive, Suite 500, Little Rock, AR 72202. The beneficial ownership described above includes 4,305,343 shares owned by SG-1890, LLC, for which The Stephens Group, LLC is the manager. Wilton R. Stephens, Jr. and Elizabeth Stephens Campbell have shared power to vote and dispose of such shares as members of the Executive Committee of The Stephens Group, LLC. It also includes 54,163 shares held by Snow Lake Holdings, Inc., 50,755 shares held by the Arden Jewell Stephens 2012 Trust, 50,755 shares held by the W. R. Stephens III 2012 Trust, 373 shares held by the Arden Jewell Stephens Trust dtd 10/20/99, 373 shares held by the W. R. Stephens III Trust dtd 7/2/01, 49,655 shares held by the Elizabeth Chisum Campbell 2012 Trust, 49,655 shares held by the Susan Stephens Campbell 2012 Trust, 49,655 shares held by the Craig Dobbs Campbell, Jr. 2012 Trust, 12,720 shares held by Carol M. Stephens, 140,645 shares owned directly by the W.R. Stephens, Jr. Revocable Trust, to which Mr. Stephens, as sole trustee, has sole power to vote and dispose, 53,017 shares held by the Elizabeth S. Campbell Trust A, to which Mrs. Campbell, as co-trustee, has shared power to vote and dispose All of the above are members of a group with The Stephens Group, LLC. The information with respect to The Stephens Group, LLC are based on the Schedule 13D/A filed by such entities and person with the SEC on July 15, 2015.

(3) The shares of Common Stock are held for the account of Anchorage Capital Master Offshore, Ltd., a Cayman Island exempted company (“ACMO”). Anchorage Advisors Management, L.L.C. (“Anchorage Management”) is the sole managing member of Anchorage Capital Group, L.L.C. (“Anchorage Capital Group”), which is the investment advisor to ACMO Kevin M. Ulrich is the Chief Executive Officer of Anchorage Capital Group and the senior managing member of Anchorage Management. The mailing address of ACMO is 610 Broadway, 6th Floor, New York, NY 10012. The information with respect to the ACMO is based on the Schedule 13G/A filed jointly by ACMO, Anchorage Capital Group, Kevin M. Ulrich and Anchorage Management on February 14, 2017.

(4) PAR Investment Partners, L.P. (“PAR Investment Partners”) holds sole voting power and sole dispositive power over 1,891,142 shares of Common Stock. PAR Group, L.P. (“PAR Group”) is the sole general partner of PAR Investment Partners, and may be deemed to be the beneficial owner of the 1,891,142 shares owned directly by PAR Investment Partners. PAR Capital Management, Inc. (“PAR Capital Management”) is the sole general partner of PAR Group, and may be deemed to be the beneficial owner of the 1,891,142 shares held beneficially by PAR Group. The information with respect to PAR Investment Partners, PAR Group and PAR Capital Management comes from the Schedule 13G filed by such entities with the SEC on February 6, 2017. The mailing address of PAR Capital Management is 200 Clarendon Street, FL 48, Boston, MA 02116.

(5) Morgan Stanley reported on a Schedule 13G/A, filed with the SEC on February 13, 2017, that it held 1,678,848 shares of Common Stock as of December 31, 2016. Morgan Stanley reported that it had sole voting power over 1,646,642 shares, shared voting power over 31,206 shares, and shared dispositive power over all 1,678,848 shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

(6) Dimensional Fund Advisors LP, a Delaware limited partnership and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 (“Dimensional Fund Advisors”), beneficially owns 1,621,682 shares of Common Stock of which it has sole voting power over 1,601,129 shares. Dimensional Fund Advisors furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of Common Stock that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all shares are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such shares. The Dimensional Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares held in their respective accounts. Dimensional Fund Advisors disclaims beneficial ownership of all such securities. The information with respect to Dimensional Fund Advisors is based on the Schedule 13G filed by the reporting person with the SEC on February 9, 2016.

(7) Includes options to purchase 115,000 shares of Common Stock.

(8) Includes options to purchase 40,000 shares of Common Stock.

(9) Includes options to purchase 40,000 shares of Common Stock.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of Common Stock.

PROPOSAL FIVE:

APPROVAL OF THE AMENDED 2016 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Conn’s, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). Our Board of Directors approved the 2016 Plan on March 23, 2016, and our stockholders approved the 2016 Plan at the Annual Meeting on May 25, 2016. The 2016 Plan, as amended, is summarized below and the full text of the amended 2016 Plan (the “Amended 2016 Plan”) is attached to this proxy statement as Appendix A.

We are asking our stockholders to approve the Amended 2016 Plan to:

•	increase the number of shares of our common stock available for future awards to be granted under the Amended 2016 Plan by 1,400,000 shares (i.e., from 1,200,000 shares to 2,600,000 shares);

•

increase the maximum number of shares of our common stock with respect to which equity-based awards may be granted to any participant in any calendar year from 300,000 shares to 600,000 shares (which limit is multiplied by two in the year a participant commences employment); and

•

increase the maximum amount that may be payable with respect to performance cash awards granted to any participant in any calendar year from $3,000,000 to $6,000,000 (which limit is multiplied by two in the year a participant commences employment).

If the Amended 2016 Plan is approved by our stockholders, the Company will have an additional 1,400,000 shares of common stock available for future equity awards. If the Amended 2016 Plan is not approved by our stockholders, we will not have sufficient shares remaining under the 2016 Plan to provide for equity-based compensation. As of April 1, 2017, the Company had 368,324 shares remaining and available to grant under the 2016 Plan. As a result, the Company would be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately recruit, retain and reward our key executives and employees. Such a significant change in our long-term incentive program could cause significant misalignment between executive and stockholder interests.

We believe that equity-based incentive awards are critical to attracting, retaining and engaging highly qualified employees and to aligning their financial interests with the financial interests of our stockholders. In 2016, we proposed and our stockholders approved the 2016 Plan, which reserved 1,200,000 shares of our common stock for awards to be granted under the 2016 Plan. Since that date, most of the shares reserved in 2016 have been needed for grants to key employees, including:

•	grants to several key executives and employees who were hired in 2016 and 2017; and

•

special retention-based awards granted in February 2017 that were intended to cover prospective equity grants that certain executives and key employees would have received in fiscal years 2018, 2019, and 2020.

In addition, our long-term incentive practice is to grant equity-based compensation awards that have a target value equal to a dollar amount that the Compensation Committee determines is competitive with the target value of long-term incentive awards granted by our peers, thereby allowing us to compete for critical talent, and to retain and drive the performance of our executives and key employees. Because our share value has declined since March 2016, a larger number of shares have been, and in the immediate future will be, needed to grant awards that correspond with these target values. Our Board recommends that stockholders approve the Amended 2016 Plan to allow us to continue to provide the incentives needed to drive Company growth.

Stockholder approval of the Amended 2016 Plan will also constitute approval of the material terms of the performance goals under the Amended 2016 Plan, including the per person limits that apply to awards under the Amended 2016 Plan, for purposes of satisfying the stockholder approval requirements under Section 162(m) of the Code and the rules and regulations thereunder, so that the Compensation Committee will continue to have the discretion to grant equity- and cash-based awards that meet the requirements of “performance-based compensation” under Section 162(m). Stockholder approval of the Amended 2016 Plan will also constitute approval of the number of shares that may be subject to options granted as incentive stock options (“ISOs”) under Section 422 of the Code.

Overhang

The following table provides information regarding our equity incentive program overhang as of January 31, 2017.

As of January 31, 2017
Total number of common shares subject to outstanding stock options	509,000
Weighted-average exercise price of outstanding stock options	$14.62
Weighted-average remaining term of outstanding stock options	4.3 years
Total number of common shares subject to outstanding full value awards	938,000
Total number of common shares available for future grants under the 2016 Plan	809,052
Total number of common shares available for future grants under other equity incentive plans (excluding the ESPP)	233,603
Total number of shares of common shares outstanding	30,658,022

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2015, 2016 and 2017.

	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015
Total number of shares of common stock subject to stock options granted	100,000	0	0
Total number of shares of common stock subject to full value awards granted	755,000	389,000	182,000
Weighted-average basic number of common shares outstanding	30,776,000	35,084,000	36,232,000
Share Usage Rate	2.78%	1.11%	0.50%

Key Plan Features

The Board believes that the Amended 2016 Plan has been and will continue to be effective in attracting and retaining highly qualified employees and has provided incentives designed to align the economic interests of participants with our shareholders.

	2016 Plan	Amended 2016 Plan

Authorized Shares	1,200,000	2,600,000
Maximum Number of Shares Per Participant (annually), doubled in first year of employment	300,000	600,000
Maximum Amount Payable under Performance Cash Awards Per Participant (annually), doubled in first year of employment	$3,000,000	$6,000,000
Share Counting Provisions	Shares withheld or tendered as payment for an award or taxes are not added to the number of shares available for grant	Same

Repricing of Options and SARs	Prohibited with respect to options and SARs	Same
Minimum Vesting Requirement	Contains one-year minimum vesting requirement	Same
Dividends; Dividend Equivalents	Not available for stock options or SARs	Not available for stock options or SARs; Dividends and dividend equivalents on other awards are subject to same vesting conditions as underlying award
Clawbacks	All awards will be subject to any clawback policy	Same
Vesting Upon a Change in Control	Double trigger; no automatic vesting of awards	Same
Evergreen Provisions	No “evergreen” feature pursuant to which the shares authorized for issuance under the 2016 Plan can be increased automatically without stockholder approval	Same

Number of Shares Requested

In determining the additional number of shares to make available under the Amended 2016 Plan, the Compensation Committee considered the key historical stock usage data under the Company’s equity compensation plans, including the number of shares subject to awards that have been granted contingent on stockholder approval, as described below, the current fair market value of the Company’s common stock, the advice of F.W. Cook, its independent compensation consultant, and the estimated cost and dilution of the Amended 2016 Plan. The Compensation Committee also considered many factors that affect the number of shares required for long-term incentive equity awards, such as changes in stock price over the life of the plan, the number of participants in the program and the size of awards to each participant. Considering all of these factors, the Compensation Committee determined that 1,400,000 additional shares is a prudent amount to satisfy the long-term incentive goals of the Amended 2016 Plan and also meet the expectations of the stockholders for minimal levels of dilution.

Our average share usage rate, sometimes referred to as our burn rate, over the three years ended January 31, 2017 (calculated as equity-based awards granted under our equity compensation plans for the relevant year, divided by the average basic common shares outstanding for that year) is approximately 1.46%.    The potential dilution resulting from issuing all shares available for issuance under the Amended 2016 Plan, including the 1,400,000 additional shares requested to be authorized, and taking into account outstanding awards, would be 12.69% of common shares outstanding as of the Record Date.

Stock options granted under the Amended 2016 Plan may be either incentive stock options or non-statutory (also known as “non-qualified”) stock options. Subject to early termination provisions, options may have a term of up to 10 years from the date of grant, provided, however, an incentive stock option granted to an employee who owns stock representing more than 10% of the voting power of our stock on the date of the grant may not have a term greater than five years. Each option would be exercisable at such time as may be determined by the Compensation Committee, including upon the achievement of specified performance criteria and/or employment or service with the Company for a specified period of time. However, the vesting may accelerate under certain conditions. The exercise price for the stock options will be determined by the Compensation Committee in its discretion at the time of the award and set forth in the award agreement, but cannot be less than the fair market value of the underlying stock on the date of the grant (if an incentive stock option is being granted to an employee who, at the date of grant, owns more than 10% of our voting power, the exercise price cannot be less than 110% of the fair market value of the underlying stock on the date of grant). The Compensation

Committee will determine the methods and form of payment for the exercise price of an option, including, in the Compensation Committee’s discretion, payment in Company common stock. The holder of an option will not be entitled to receive dividend equivalents with respect to the number of shares subject to such option.

A restricted stock award is a grant of shares of Company common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such conditions as determined by the Compensation Committee (including satisfaction of specified performance criteria or the participant’s continuing employment or service with the Company for a specified period of time). Restricted stock awards will have the same voting, dividend (other than extraordinary dividends), liquidation and other rights as unrestricted shares of the Company’s common stock, except that any dividends will be subject to the same restrictions that apply to the related shares subject to the award. The Compensation Committee may require a legend to be placed on the stock certificates evidencing the restricted stock award, or noted in a certificateless book-entry stock account, referring to these restrictions until such shares vest.

A restricted stock unit award or RSU, represents a right to receive Company common stock upon vesting, as determined by the Compensation Committee. The Compensation Committee may impose any vesting conditions, not inconsistent with the Amended 2016 Plan, including the achievement of certain performance criteria and/or employment or service with the Company for a specified period of time. A holder of RSUs has no voting, dividend, liquidation or other rights with respect to shares of common stock underlying the award prior to the participant’s receipt of the Company common stock underlying the award. The applicable award agreement will specify whether the holder of RSUs will be entitled to receive dividend equivalents and whether any such dividend equivalents will be credited with interest or deemed to have been reinvested as additional RSUs. However, any dividend equivalents will be subject to the same restrictions that apply to the related RSUs.

Performance stock awards may be issued under the Amended 2016 Plan, and the issuance of shares of Company common stock pursuant to such performance stock awards will be subject to terms and conditions as determined by the Compensation Committee which are not inconsistent with the requirements of the Amended 2016 Plan, including the achievement of certain performance criteria. The applicable award agreement will specify whether the holder of a performance stock award will be entitled to receive dividend equivalents and whether any such dividend equivalents will be credited with interest or deemed to have been reinvested as additional shares subject to such award. Any dividend equivalents on a performance stock award will be subject to the same restrictions as the shares of common stock subject to such award.

Subject to the minimum vesting requirements described below, the Compensation Committee may, in its discretion, grant awards of Company common stock free of any restrictions to any employee, officer or independent contractor of the Company.

An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Company common stock on the date of exercise or settlement over the grant price of the SAR, as determined by the Compensation Committee and set forth in the award agreement, but which may not be less than fair market value of the Company common stock on the date of grant. SARs will be exercisable or settled as the Compensation Committee determines. The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, Company common stock or a combination of cash and stock, as the Compensation Committee provides in the award agreement. The holder of an SAR will not be entitled to receive dividend equivalents with respect to the number of shares subject to such SAR.

Performance cash awards may be granted under the Amended 2016 Plan. The amount payable under a performance cash award will be determined by the Compensation Committee and be subject to such terms and conditions established by the Compensation Committee in its sole discretion, including the achievement of one or more of the performance criteria described below and the rights of the participant upon termination of employment or other service.

Generally, stock-based awards granted under the Amended 2016 Plan will not become fully vested or exercisable prior to the one-year anniversary of the date of grant, except that this restriction will not apply to awards to the extent the aggregate number of shares subject to such awards do not exceed 5% of the total number of shares initially available under the Amended 2016 Plan. This restriction also does not apply to the acceleration of vesting or exercisability upon or after a change in control of the Company or the right of the Compensation Committee to accelerate vesting or exercisability upon a participant’s termination of employment or service. Under the Amended 2016 Plan, (i) in the case of termination due to death or disability, stock options will generally be exercisable for 12 months, and (ii) in the case of termination for any reason other than death or disability, stock options will generally be exercisable for three months after termination. Any unvested restricted stock awards and performance stock awards will be forfeited as of the termination of employment (including as a result of death or disability).

Except in the case of adjustments relating to changes in capitalization or a change in control, the Compensation Committee may not, without stockholder approval, reduce the exercise price or base price of an option or SAR, cancel a previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or cancel a previously granted option or SAR in exchange for a cash payment or another award if the fair market value of the stock subject to the option or SAR is less than the exercise price or base price.

Awards made under the Amended 2016 Plan may not be sold, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent or distribution. However, the Compensation Committee may permit a participant to transfer of all or a portion of a non-statutory stock option or SAR, other than for value, to certain of the participant’s relatives.

Awards granted under the Amended 2016 Plan are subject to any clawback or recoupment policy that the Company may adopt from time to time, including for the purpose of complying with the SEC rules to be issued in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The Amended 2016 Plan provides for 1,400,000 additional shares of Company common stock to be available for issuance, all of which may be subject to incentive stock options. Shares subject to an award granted under either the 2016 Plan or one of our prior equity compensation plans that lapses, expires, is forfeited or terminated, or is settled in cash will again become available for future grant under the Amended 2016 Plan. Shares will not become available for future grant under the Amended 2016 Plan if the shares are delivered or withheld to pay withholding taxes or the exercise price of an option or are shares repurchased on the open market with the proceeds of an option exercise.

No participant may receive in any calendar year equity-based awards covering more than 600,000 shares of Company common stock, and the aggregate amount payable with respect to performance cash awards granted to any participant in any calendar year will not exceed $6,000,000, except that in the year in which an employee commences employment with the Company these limits will be multiplied by two.

In the event of a change in control of the Company, as defined in the Amended 2016 Plan, the board may cause some or all outstanding awards to become fully or partially vested, either upon the change in control or upon a subsequent termination of employment or service, and may provide that any applicable performance criteria will be deemed satisfied at the target or any other level. The board may also cause outstanding awards to terminate in exchange for a cash or stock payment or to be substituted or assumed by the surviving corporation.

If this proposal is approved, we intend to file a registration statement on Form S-8 to cover the registration of the additional shares of Company common stock reserved under the Amended 2016 Plan.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CONN.” On April 5, 2017, the closing sale price of our common stock on the NASDAQ Global Select Market was $11.50 per share.

Eligible Participants

As of April 1, 2017, approximately 55 employees and 0 non-employee directors would be eligible to participate in the Plan.

Performance-Based Awards.

In order to preserve the deductibility of an award under Section 162(m) of the Code, as discussed below, the Compensation Committee may determine that any award granted to the Chief Executive Officer or any of the three most highly paid executive officers other than the Chief Executive Officer or the Chief Financial Officer will be conditioned on performance goals that are based on criteria allowed under Section 162(m), including any of the following:

•

Net income measures: earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share;

•	Stock price measures: growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples;

•

Cash flow measures: net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility;

•	Return measures: return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity;

•

Operating measures: operating income, cash from operations, after- tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, gross margins and production efficiency;

•	Expense measures: overhead cost and general and administrative expense;

•	Asset measures: specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital;

•	Corporate values measures: ethics, employee or customer satisfaction, legal, enterprise risk management, regulatory, and safety; or

•	Any combination of the above.

The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, segment, subsidiary, division, business unit or subunit or asset group performance, or the individual performance of the participant, either absolute or by relative comparison to other companies, other participants or any other external measure of the selected criteria. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

If an award is made on this basis, the Compensation Committee will establish goals not later than 90 days after the commencement of the period of services to which the performance criteria relate or, if earlier, within the first quarter of such period. The Compensation Committee has the right for any reason to reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award will be conditioned on the written certification of the Compensation Committee in each case that the performance criteria and any other material conditions were satisfied.

Administration of the Amended 2016 Plan

The Compensation Committee of the Board administers the Amended 2016 Plan. Except as provided in the NASDAQ exemptions, the members of the Compensation Committee must be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” as required under Section 162(m) of the Code and independent directors under the NASDAQ listing rules. Our Compensation Committee currently consists of Mr. Bob Martin, Mr. Schofman and Mr. Haworth, each of whom has been determined to be an independent director by our Board of Directors. Subject to applicable law, the Compensation Committee may delegate its authority under the plan to an officer of the Company, except that delegated authority may not apply to awards granted to executive officers.

The Compensation Committee has discretion in determining the type of award, and the terms, restrictions and conditions of each award granted under the Amended 2016 Plan. The Compensation Committee is permitted, in its discretion, to change and/or rescind the terms of any award granted under the Amended 2016 Plan as long as such change or rescission does not adversely affect the rights of the award recipient as stated in the applicable award agreement.

Amendment of the 2016 Plan

The Amended 2016 Plan may be amended or terminated by the board at any time. However, no amendment may adversely affect a participant’s rights under an outstanding award without the participant’s consent. In addition, our stockholders must approve any amendment to increase the number of authorized shares under the Amended 2016 Plan, to extend the term of the Amended 2016 Plan or to adopt any amendment which otherwise requires stockholder approval under the Code or NASDAQ rules, including the repricing of options or SARs.

If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares or other recapitalization, merger or otherwise, appropriate adjustments will be made by the Compensation Committee in the number and kind of shares or property available for issuance under the Amended 2016 Plan, the number and kind of shares subject to an outstanding awards under the Amended 2016 Plan and the exercise or base price of outstanding options or SARs.

Awards Granted Under 2016 Plan

The following table sets forth the number of RSUs and PSUs granted over the lifetime of the 2016 Plan to the individuals and groups indicated as of April 5, 2017.

Name and Position	Stock Options	RSUs	Performance-Based RSUs
Norman L. Miller President, Chief Executive Officer and Chairman of the Board	100,000	75,107	275,107
Lee Wright Executive Vice President and Chief Financial Officer	-	59,259	62,076
Thomas R. Moran Former Executive Vice President and Chief Financial Officer	-	19,313	19,313
Michael J. Poppe President and Chief Operating Officer, Credit and Collections	-	74,991	19,742
David W. Trahan President – Retail (retired January 1, 2017)	-	17,597	17,597
Brian Daly Vice President and Chief Human Resources Officer	-	13,393	20,109
Todd F. Renaud Vice President and Chief Information Officer	-	13,393	20,109
Executive Officers Listed Above (7 persons)	100,000	273,053	434,053
All employees (other than current Named Executive Officers) (approximately 53 persons)	-	251,018	304,180

The closing price of our Common Stock on April 5, 2017 was $11.50.

Federal Tax Effects of Participation in the Amended 2016 Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended 2016 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Amended 2016 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Nonstatutory Stock Options; SARs

Incentive Stock Options. Participants will not realize taxable income upon the grant of a nonstatutory stock option or SAR. Upon the exercise of a nonstatutory stock option or SAR, a participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a nonstatutory stock option, that equals the fair market value of such shares on the date of exercise. The Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option or, ISO Stock, over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “disqualifying disposition”), the participant will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the participant makes a disqualifying disposition of the ISO Stock. If the participant makes a disqualifying disposition, the Company will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Restricted Stock Awards; RSUs; Performance Stock; Common Stock; Performance Cash. A participant will recognize ordinary compensation income as a result of the receipt of common stock or cash pursuant to a restricted stock award, RSU, performance stock award, bonus stock award or performance cash award in an amount equal to the fair market value of the common stock when such stock is received or the amount of cash received, as the case may be; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received (as in the case of a restricted stock award or performance stock award), a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a participant (i) does not make a valid election under section 83(b) of the Code or (ii) when the common stock is received in cases where a participant makes a valid election under section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the day after the date the shares are received or the date the restrictions with respect to the shares lapse.

Subject to the discussion below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company to obtain a deduction for future payments under the Amended 2016 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company to obtain a deduction for amounts paid under the Amended 2016 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Although the Amended 2016 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception.

Special Equity Awards in Fiscal 2018

On February 23, 2017, the Compensation Committee approved, and the Board ratified, special equity awards (the “Special Equity Awards”) to Messrs. Miller, Wright, Daly and Renaud, consisting of PSUs and, contingent upon stockholder approval of the Amended 2016 Plan, additional PSUs and RSUs. The number of PSUs, contingent PSUs and RSUs awarded to each of Messrs. Miller, Wright, Daly and Renaud is reflected in the following table:

Special Equity Awards
Name and Position	Number of Non- Contingent Performance Based RSUs (1)	Number of Contingent Performance-Based RSUs (2)	Number of Contingent RSUs (3)
Norman L. Miller (President and Chief Executive Officer)	200,000	58,000	258,000
Lee Wright (Executive Vice President and Chief Financial Officer)	62,076	8,924	71,000
Michael A. Poppe (President and Chief Operating Officer, Credit and Collections)	-	-	-
Brian A. Daly Vice President and Chief Human Resources Officer	20,109	2,891	23,000
Todd F. Renaud Vice President and Chief Information Officer	20,109	2,891	23,000
Executive Group	302,294	72,706	375,000
Non-Executive Director Group	-	-	-
Non-Executive Officer Employee Group	97,921	14,079	152,000

(1) Represents the amount that could be received by the recipients pursuant to the performance-based restricted stock unit awards assuming performance at the target level are met. The actual payouts under the performance-based RSUs can range from 0% to 150% of the target level, depending on whether the threshold, target, or maximum performance levels are achieved. No payments will be made if the threshold performance level is not met.

(2) Represents the amount that could be received by the recipients pursuant to the performance-based restricted stock unit awards, subject to stockholder approval of Proposal 5, assuming performance at the target level are met. The actual payouts under the performance-based RSUs can range from 0% to 150% of the target level, depending on whether the threshold, target, or maximum performance levels are achieved. No payments will be made if the threshold performance level is not met.

(3) Represents the amount that could be received by the recipients pursuant to the restricted share stock unit awards, subject to shareholder approval of Proposal 5.

If the stockholders do not approve the Amended 2016 Plan, the foregoing contingent PSU and RSU awards shall not be granted and the Compensation Committee will consider what course of action to follow with respect to future compensation. Contingent upon stockholder approval of the Amended 2016 Plan, the Special Equity Awards are intended to cover the prospective annual equity grants that the recipients would have received in fiscal 2018, fiscal 2019 and fiscal 2020.

Other than with respect to the RSUs and performance-based RSUs set forth above, all other awards under the Amended 2016 Plan will be made in the future at the discretion of the Compensation Committee, and therefore are not determinable.

We Recommend That You Vote FOR Approval Of

The Amended 2016 Omnibus Incentive Plan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Board has adopted a written statement of policy with respect to all relationships and transactions in which our Company and our directors and executive officers or their immediate family members are participants. The Audit Committee reviews all related party relationships and transactions to determine whether such persons have a direct or indirect material interest, and if so, if the transactions are at arm’s length and are acceptable to the Board of Directors. Each related party transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party to be approved and accepted by the Board of Directors. As required under SEC rules, transactions that are reportable under Item 404(a) of Regulation S-K are disclosed in our proxy statement. In addition, the Audit Committee reviews any related person transaction that is required to be disclosed as set forth in the preceding sentence. In the course of its review of these relationships, the Audit Committee observes how each relates to a potential conflict of interest with the Company:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction, and the timing of the entering of such transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the committee deems appropriate.

Related Party Transactions

During fiscal 2017, Aaron Trahan, David W. Trahan’s son, was paid a base salary of $222,000 for his service as our Vice President-Merchandising and received 9,911 RSUs with a grant date of December 1, 2016, which vest ratably over 4 years beginning on the first anniversary of the date of grant. His target annual cash bonus was 40% of his fiscal 2017 base salary. Aaron did not receive any discretionary bonus for his services during fiscal 2017. On December 9, 2016, David informed Mr. Miller of his intention to retire from the Company effective January 1, 2017. Aaron voluntarily resigned his position from the Company on December 26, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers as well as other persons who own more than 10% of our outstanding Common Stock file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC. Officers, directors and other stockholders who own more than 10% of our outstanding Common Stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company’s most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

To our knowledge, based solely on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our Common Stock at any time during fiscal 2017 and upon representations from such persons, we believe that all stock ownership reports required to be filed under Section 16(a) by such reporting persons during fiscal 2017 were timely made, other than one Form 4 filing for Mr. Miller relating to options shares granted on January 2, 2017.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request or notice, as applicable, to our Corporate Secretary at 4055 Technology Forest Blvd., Suite 210, The Woodlands, Texas 77381, or call our Investor Relations department at (936) 230-5899, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number or address set forth above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

APPENDIX A

CONN’S, INC.

AMENDED 2016 OMNIBUS INCENTIVE PLAN

(As Amended and Restated, Effective May     , 2017)

1.	Purpose of Plan.

The purpose of the Conn’s, Inc. Amended 2016 Omnibus Incentive Plan (the “Plan”) is to advance the interests of Conn’s, Inc., a Delaware corporation (“Conn’s” and along with its Subsidiaries, the “Company”) and its stockholders by enabling the Company to attract and retain qualified individuals through opportunities for equity participation in Conn’s, and to reward those individuals who contribute to Conn’s achievement of its objectives. The Plan has been amended and restated, as set forth herein, effective May     , 2017, subject to stockholder approval in accordance with Section 17, below.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1        “Award” means an Option, Restricted Stock Award, Restricted Stock Unit, Performance Stock Award, unrestricted Award of Common Stock, Stock Appreciation Right or Performance Cash Award granted to an Eligible Recipient pursuant to the Plan.

2.2        “Board” means the Conn’s Board of Directors.

2.3        “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to Conn’s and directs Conn’s to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or its nominee.

2.4        “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties and obligations, (iv) the Participant’s continued failure to substantially perform the principal duties of the Participant’s position with the Company (other than any such failure resulting from disability), (v) any material breach of any confidentiality or noncompete agreement entered into with the Company, or (vi) with respect to a particular Participant, any other act or omission that constitutes “cause” as that term may be defined in any employment, consulting or similar agreement between such Participant and the Company.

2.5        “Change in Control” means an event described in Section 14.1 of the Plan.

2.6        “Change in Control Price” has the meaning set forth in Section 14.4 of the Plan.

Appendix A, Page 1

2.7        “Code” means the Internal Revenue Code of 1986, as amended.

2.8        “Committee” means the Compensation Committee of the Board or such other group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.9        “Common Stock” means the common stock of Conn’s, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.10      “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, to the extent an Award is subject to Section 409A and payment or settlement of the Award may be accelerated as a result of a Participant’s Disability, Disability will have the meaning ascribed to it under Section 409A.

2.11      “Eligible Recipients” means all employees, officers, independent contractors or consultants of the Company.

2.12      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13      “Executive” means a “covered employee” within the meaning of Section 162(m)(3) or any other Eligible Recipient designated by the Committee for purposes of exempting compensation payable under the Plan from the deduction limitations of Section 162(m).

2.14      “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on the primary national securities exchange (including The NASDAQ Global Select Market and NASDAQ Global Market) on which the Common Stock is traded on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing bid price as of such date at the end of the regular trading session, as reported by The NASDAQ Capital Market, OTC Bulletin Board, Pink Sheets LLC, or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.15      “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16      “Net-Share Payment” means (i) payment for shares of Common Stock to be purchased upon exercise of an Option by holding back an amount of shares to be issued upon such exercise equal in value to the amount of the exercise price and/or (ii) payment of withholding and employment-related tax obligations in accordance with Section 13.2 of the Plan by holding back shares to be issued upon the grant, exercise or vesting of an Award (including an Option) equal in value to the amount of the required tax obligations.

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2.17      “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.18      “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.19      “Participant” means an Eligible Recipient who receives one or more Awards under the Plan.

2.20      “Performance Cash Award” means a cash-denominated award granted to an Eligible Recipient pursuant to Section 9 of the Plan and that is subject to the future achievement of Performance Criteria.

2.21      “Performance Criteria” means the performance criteria that may be used by the Committee in granting Awards where the grant, vesting, or exercisability of the Award is contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, segment, Subsidiary, division, business unit or subunit or asset group performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

(a)        In order to preserve the deductibility of an Award under Section 162(m), the Committee may determine that any Award granted pursuant to the Plan to a Participant that is or is expected to become an Executive will be conditioned on performance goals that are based on criteria allowed under Section 162(m), including any of the following:

(i)        Income measures: earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share;

(ii)       Stock price measures: growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples;

(iii)      Cash flow measures: net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility;

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(iv)      Return measures: return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity;

(v)       Operating measures: operating income, cash from operations, after- tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, gross margins and production efficiency;

(vi)      Expense measures: overhead cost and general and administrative expense;

(vii)     Asset measures: specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital;

(viii)    Corporate values measures: ethics, employee or customer satisfaction, legal, enterprise risk management, regulatory, and safety; and

(ix)      Any combination of the above.

If an Award is made on this basis, the Committee will establish goals not later than 90 days after the commencement of the period of services to which the Performance Criteria relate or, if earlier, within the first quarter of such period. The Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with Performance Criteria under this subparagraph (a) will be conditioned on the written certification of the Committee in each case that the Performance Criteria and any other material conditions were satisfied.

(b)        To the extent that Section 409A is applicable, (i) performance-based compensation will also be contingent on the satisfaction of pre-established organizational or individual Performance Criteria relating to a performance period of at least 12 consecutive months in which the Participant performs services and (ii) Performance Criteria will be established not later than 90 calendar days after the beginning of any performance period to which the Performance Criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established.

2.22      “Performance Stock Awards” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan and that is subject to the future achievement of Performance Criteria.

2.23      “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.

2.24      “Prior Plan” means each of the Conn’s, Inc. Conn’s, Inc. 2016 Omnibus Incentive Plan, 2011 Omnibus Incentive Plan and the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan, each as amended from time to time.

2.25      “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and

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the risk of forfeiture imposed by the provisions of Section 7 of the Plan. The shares of Common Stock subject to a Restricted Stock Award will vest according to the time-based or performance-based criteria specified in the agreement evidencing the Award.

2.26      “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to an Eligible Recipient, as described in Section 7 of the Plan, that is (a) valued solely by reference to shares of Common Stock, (b) subject to restrictions specified in the agreement evidencing the Award, and (c) payable in shares of Common Stock within 30 days of the lapse of such restrictions (or such later date as required by Section 409A). The RSUs awarded to the Eligible Recipient will vest according to the time-based or performance-based criteria specified in the agreement evidencing the Award.

2.27      “Section 162(m)” means Code section 162(m) and the Treasury Regulations and other guidance promulgated thereunder.

2.28      “Section 409A” means Code section 409A and the Treasury Regulations and other guidance promulgated thereunder.

2.29      “Securities Act” means the Securities Act of 1933, as amended.

2.30      “Stock Appreciation Right” means a right to receive payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified base price, all as determined by the Committee in its discretion.

2.31      “Subsidiary” means any entity that is directly or indirectly controlled by Conn’s or any entity in which Conn’s has a significant equity interest, as determined by the Committee.

3.	Plan Administration.

3.1        The Committee. The Plan will be administered by the Compensation Committee or such other committee of the Board as the Board or the Compensation Committee shall designate. So long as Conn’s has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and the listing rules of the primary national securities exchange on which the Common Stock is traded. If necessary for relief from the limitation under Section 162(m) and that relief is sought by the Company, the committee administering the Plan will consist of “outside directors” within the meaning of Section 162(m). Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. To the extent consistent with applicable corporate law of Delaware and except as required for compliance with Section 162(m), the Committee may delegate to any officers of Conn’s the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

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3.2	Authority of the Committee.

(a)        In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Award, any exercise price, the manner in which Awards will vest or become exercisable and whether Awards will be granted in tandem with other Awards) and the form of written agreement, if any, evidencing each such Award; (iii) the time or times when Awards will be granted; (iv) the duration of each Award; and (v) the restrictions and other conditions to which the payment or vesting of Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Award in the form of cash, Common Stock or any combination of both.

(b)        Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c)        In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant, vesting, or payment of an Award, the Committee may, without the consent of any affected Participant, amend or modify the vesting or payment criteria (including Performance Criteria) of any outstanding Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary. segment, division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee) following such event as prior to such event and make any such other adjustments to any outstanding Awards that the Committee deems appropriate; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that the amended or modified terms do not violate the provisions of Section 162(m), Section 409A, or, to the extent applicable, Code section 424.

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(d)        Notwithstanding any other provision of the Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders,(i) reduce the purchase price or base price of any previously granted Option or Stock Appreciation Right, (ii) cancel any previously granted Option or Stock Appreciation Right in exchange for another Option or Stock Appreciation Right with a lower purchase price or base price or (iii) cancel any previously granted Option or Stock Appreciation Right in exchange for cash or another award if the purchase price of such Option or the base price of such Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control.

3.3	Minimum Vesting Requirements.

No award payable in shares of Common Stock shall become fully exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restrictions shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan. This Section 3.3 shall not restrict the acceleration of vesting or exercisability upon or after a Change in Control or the right of the Committee to accelerate or continue the vesting or exercisability of an Award pursuant to Section 11.3 of the Plan.

4.	Shares Available for Issuance.

4.1        Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,600,000 shares, of which 2,600,000 shares may be available for use in connection with Incentive Stock Options. The aggregate number of shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company may not exceed 600,000 shares of Common Stock. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. The aggregate amount payable with respect to one or more Performance Cash Awards granted to any one Participant in any one taxable year of the Company may not exceed $6,000,000. Notwithstanding the foregoing, each of the per person limits set forth in this Section 4.1 shall be multiplied by two for awards granted to a Participant in the year in which such Participant’s employment with the Company commences.

4.2        Accounting for Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an award granted under this Plan or a Prior Plan that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under this Plan. To the extent that an Award can only be settled in cash, it will not reduce the number of shares available under the Plan. Shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again

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be available for issuance under this Plan if such shares are (i) shares delivered to or withheld by the Company to pay the withholding taxes for Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, unrestricted Awards of Common Stock or Performance Cash Awards, (ii) shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an Option or Stock Appreciation Right), (iii) shares delivered to the Company to pay the purchase price related to an outstanding Option or Stock Appreciation Right or (iv) shares repurchased by the Company on the open market with the proceeds of an Option exercise.

4.3        Adjustments to Shares and Awards.    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend, or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee shall make an appropriate adjustment as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Options and base price of outstanding Stock Appreciation Rights, in each case in such manner as the Committee shall determine to be equitable. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.	Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of objectives of the Company. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	Options.

6.1        Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, including the satisfaction of Performance Criteria, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Option that is intended to be an Incentive Stock Option fails or ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Option will continue to be outstanding for purposes of the Plan but will be deemed to be a Non-Statutory Stock Option.

6.2        Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Conn’s or any parent or subsidiary corporation of Conn’s).

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6.3        Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company for a certain period); provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4        Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by Net-Share Payment, by tender or attestation as to ownership of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to Conn’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation and shares held back pursuant to a Net-Share Payment will be valued at their Fair Market Value on the exercise date.

6.5        Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to Conn’s at its principal executive office and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6        Dividend Equivalents.   Notwithstanding anything in an Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Option.

7.	Restricted Stock Awards and Restricted Stock Units.

7.1        Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards and RSUs as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company for a certain period.

7.2        Rights as a Stockholder; Transferability.  Except as provided in Sections 7.1, 7.3, 7.4 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under

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this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation and other rights with respect to shares of Common Stock subject to the Participant’s RSUs until the Participant becomes the holder of record of such shares.

7.3        Dividends and Distributions. Any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. The Award agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any such dividend equivalents will be subject to the same vesting restrictions as the Restricted Stock Units to which they relate.

7.4        Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of Conn’s or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with Conn’s transfer agent.

8.	Performance Stock Awards.

8.1        Grant. An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions as are consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2        Restrictions on Transfers. The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

8.3        Dividend Equivalents. The Award agreement relating to a Performance Stock Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any dividend equivalents on a Performance Stock Award shall be subject to the same restrictions as the shares of Common Stock subject to such Performance Stock Award.

9.	Unrestricted Stock Awards.

Subject to Section 3.3, the Committee may, in its sole discretion, grant an Award of shares of Common Stock free from any restrictions under this Plan to any Eligible Recipient.

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10.	Stock Appreciation Rights.

10.1      Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

10.2      Exercise. A Participant may exercise a vested Stock Appreciation Right by giving written notice of the exercise to Conn’s stating the number of shares subject to the exercise. Upon receipt of the notice and subject to the Committee’s election to pay cash as provided in Section 10.3, Conn’s will deliver a certificate or certificates for Common Stock and/or a cash payment in accordance with Section 10.3.

10.3      Number of Shares or Amount of Cash. The Committee may provide that a Stock Appreciation Right will be settled in cash or Common Stock. If the Committee does not specify that a Stock Appreciation Right can be settled in cash, that Stock Appreciation Right will be settled in shares of Common Stock except as determined by the Committee in its discretion. The amount of Common Stock that may be issued pursuant to the exercise of a Stock Appreciation Right will be determined by dividing (a) the total number of shares of Common Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value (or other specified valuation) of the Common Stock on the exercise date exceeds the base price (which may not be less than the Fair Market Value of the Common Stock on the date of grant) by (b) the Fair Market Value of the Common Stock on the exercise date; provided that fractional shares will not be issued and will instead be paid in cash. In lieu of issuing Common Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Common Stock on the exercise date for any or all of the shares of Common Stock that would otherwise be issuable upon the exercise of the Stock Appreciation Right.

10.4      Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of a Stock Appreciation Right shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Appreciation Right.

11.	Performance Cash Awards.

An Eligible Recipient may be granted one or more Performance Cash Awards under the Plan, and the amount payable pursuant to such Performance Cash Awards will be subject to such terms and conditions as are consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria and the rights of the Participant upon termination of employment or other service.

12.	Effect of Termination of Employment or Other Service.

12.1      Termination Due to Death or Disability. Subject to Sections 12.3 and 12.4 of the Plan, and except as otherwise provided in the applicable Award agreement, in the event a Participant’s employment or other service with the Company is terminated by reason of death or Disability:

(a)      All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of 12 months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

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(b)      All Restricted Stock Awards and RSUs then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)      All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

12.2      Termination for Reasons Other than Death or Disability. Subject to Sections 12.3 and 12.4 of the Plan, and except as otherwise provided in the applicable Award agreement, in the event a Participant’s employment or other service with the Company is terminated for any reason other than death or Disability, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of Conn’s (unless the Participant continues in the employ of Conn’s or another Subsidiary):

(a)      All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination or such shorter period as may be specified in the agreement evidencing the Award (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will terminate and be forfeited;

(b)      All Restricted Stock Awards and RSUs then held by the Participant that have not vested as of such termination will terminate and be forfeited; and

(c)      All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will terminate and be forfeited.

12.3      Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, RSUs and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

12.4      Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.4, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company, all rights of the Participant under the Plan and any agreements evidencing an Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or Stock Appreciation Right or the vesting of any Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award for a period of up to 45 days in order for the Committee to make any determination as to the existence of Cause.

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12.5      Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion or as required under Section 409A, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

12.6      Vesting During Unpaid Leave of Absence. Unless otherwise determined in the sole discretion of the Committee, either before or after the grant or before or after the leave of absence begins, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence.

13.	Payment of Withholding and Employment-Related Tax Obligations.

13.1      General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award.

13.2      Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender or by attestation as to ownership of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to Conn’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice, by Net-Share Payment, or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation and shares held back pursuant to a Net-Share Payment will be valued at their Fair Market Value on the date of tender, attestation, or holding back and the number of such shares shall be determined based on the minimum statutory withholding rate to the extent required to avoid an additional charge to earnings for financial reporting purposes.

14.	Change in Control.

14.1      Change in Control Definition. For purposes of this Section, “Change in Control” means the occurrence of any one of the following events:

  (i)      During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided,

Appendix A, Page 13

however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

  (ii)      Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership more than 50% of Company Voting Securities by such person;

  (iii)      The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)      The consummation of a sale of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as

Appendix A, Page 14

a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

14.2      Acceleration of Vesting. Subject to the terms of the applicable Award agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion (i) provide that (A) some or all outstanding Options and Stock Appreciation Rights shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (B) the restriction period applicable to some or all outstanding Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment or service and (C) the Performance Criteria applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level.

14.3      Settlement or Adjustment of Awards. Unless otherwise provided by the Board or the Committee, if a Change in Control of Conn’s occurs, the Board or the Committee may, in its discretion:

(a)      require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Board or the Committee in accordance with Section 4.3; and/or

(b)      require outstanding Awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for Participant to receive (i) a cash payment in an amount equal to (A) in the case of an Option or a Stock Appreciation Right, the number of shares of Common Stock then subject to the portion of such option or Stock Appreciation Right surrendered multiplied by the excess, if any, of the Change in Control Price over the purchase price or base price per share of Common Stock subject to such Option or Stock Appreciation Right, (B) in the case of a Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered multiplied by the Change in Control Price, and (C) in the case of a Performance Cash Award, the value of the Performance Cash Award then subject to the portion of such Award surrendered; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

14.4      Change in Control Price. The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of shares of Common Stock in any merger or consolidation, (ii) the per share value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of

Appendix A, Page 15

Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv), the Fair Market Value per share of the shares of Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 14 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered.

14.5      Limitation on Change in Control Payments.

(a)      Anything in this Plan to the contrary notwithstanding, if it is determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 14.5) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively the “Excise Tax”), then the Total Payments will be reduced, in the order specified in Section 14.5(b), to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b)      The Total Payments will be reduced in the following order: (i) reduction of any cash severance payments otherwise payable to the Participant that are exempt from Section 409A; (ii) reduction of any other cash payments or benefits otherwise payable to the Participant that are exempt from Section 409A, but excluding any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A; (iii) reduction of any other payments or benefits otherwise payable to the Participant on a pro-rata basis or such other manner that complies with Section 409A, but excluding any payments attributable to any acceleration of vesting and payments with respect to any equity award that are exempt from Section 409A; and (iv) reduction of any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A, in each case beginning with payments that would otherwise be made last in time.

(c)      Subject to the provisions of Section 14.5(d) hereof, all determinations required to be made under this Section 14.5, including whether and when Total Payments should be reduced, the amount of such Total Payments, Excise Taxes and all other related determinations, as well as all assumptions to be utilized in arriving at such determinations, will be made by a nationally recognized certified public accounting firm as may be

Appendix A, Page 16

designated by the Company (the “Accounting Firm”). All fees and expenses of the Accounting Firm will be borne solely by the Company. Any determination by the Accounting Firm will be binding upon the Company and the Participant.

(d)      As a result of uncertainty in the application of Section 280G and Section 4999 of the Code at the time of the initial calculation by the Accounting Firm hereunder, it is possible that a payment made by the Company will have been less than the Company should have paid pursuant to Section 14.5(a) (the amount of any such deficiency, the “Underpayment”), or more than the Company should have paid pursuant to Section 14.5(a) (the amount of any such overage, the “Overpayment”). In the event of an Underpayment, the Company will pay the Participant the amount of such Underpayment (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code) not later than five business days after the amount of such Underpayment is subsequently determined, provided, however, such Underpayment will not be paid later than the end of the calendar year following the calendar year in which the Participant remitted the related taxes. In the event of an Overpayment, the amount of such Overpayment will be paid to the Company by the Participant not later than five business days after the amount of such Overpayment is subsequently determined (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code).

15.	Rights of Eligible Recipients and Participants; Transferability.

15.1      Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company.

15.2      Rights as a Stockholder. As a holder of Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

15.3      Restrictions on Transfer.

(a)      Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting (in the case of Restricted Stock Awards, RSUs, Performance Stock Awards or Performance Cash Awards) of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by

Appendix A, Page 17

the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs, devisees and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options and Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options and Stock Appreciation Rights may be made by, the legal representatives, heirs, devisees and legatees of the beneficiary.

(b)      Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, a trust in which any of the foregoing have more than 50% of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4      Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.	Securities Laws and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

17.	Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that

Appendix A, Page 18

Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange, The NASDAQ Global Select Market, or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3, 13 and 14 of the Plan.

18.	Duration of the Plan.

This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the date of such stockholder approval. This Plan shall terminate on the tenth anniversary of the date on which the Company’s stockholders approve the Plan, unless earlier terminated by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. No Award will be granted after termination of the Plan. Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

19.	Miscellaneous.

19.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the State of Delaware, the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles of any jurisdictions.

19.2 Shareholder Approval. This Plan must be approved by a majority of the votes cast at a duly held shareholder’s meeting at which a quorum representing a majority of all outstanding voting shares of Common Stock is, either in person or by proxy, present and voting on the Plan within twelve (12) months after the date this Plan is adopted by the Board. If the shareholders fail to approve adoption of this Plan, all Awards granted under this Plan shall terminate and be forfeited.

19.3 Compliance with Section 409A. Each Award issued under the Plan is intended to be exempt from or comply with Section 409A and will be interpreted accordingly. Where payment of an Award to a “specified employee” is triggered by a “separation from service” (terms as defined in Section 409A), payment will be delayed for six months following the specified employee’s separation from service.

19.4 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

19.5 Awards Subject to Clawback. The Awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation

Appendix A, Page 19

any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Appendix A, Page 20

Conn’s, Inc.

2017 ANNUAL MEETING OF STOCKHOLDERS

May  31, 2017

FORM OF PROXY

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK * EASY * IMMEDIATE * AVAILABLE *

24 HOURS A DAY * 7 DAYS A WEEK

Conn’s, Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 31, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 31, 2017. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Conn’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or Conn’s Corporate Secretary, 4055 Technology Forest Blvd., Suite 210, The Woodlands, Texas 77381.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.conns.com and www.proxyvote.com. By my signature below, I revoke all previous proxies and appoint Mark L. Prior or Lee A. Wright as proxy, with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Conn’s, Inc. that I held of record as of the close of business on April 5, 2017, at the 2017 annual meeting of stockholders to be held at The Westin at The Woodlands, 2 Waterway Square Place, Edgewater Ballroom B, The Woodlands, Texas 77380, on May 31, 2017, at 12:00 p.m. Central Daylight Time, or any postponements or adjournments thereof. The above named proxy is hereby instructed to vote as specified.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

Proposals:

	FOR	AGAINST	ABSTAIN
1. To elect the eight directors listed below:
James H. Haworth	☐	☐	☐
Kelly M. Malson	☐	☐	☐
Bob L. Martin	☐	☐	☐
Douglas H. Martin	☐	☐	☐
Norman L. Miller	☐	☐	☐
William E. Saunders, Jr.	☐	☐	☐
William (David) Schofman	☐	☐	☐

Oded Shein	☐	☐	☐

	FOR	AGAINST	ABSTAIN

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018.	☐	☐	☐

3. To approve, on a non-binding advisory basis, named executive officers’ compensation.	☐	☐	☐

4. To vote, on a non-binding, advisory basis, for the frequency of advisory votes on named executive officers’ compensation.	☐ Every One Year ☐ Every Two Years ☐ Every Three Years ☐ Abstain
	FOR	AGAINST	ABSTAIN

5. To approve the adoption of the Amended 2016 Omnibus Incentive Plan.	☐	☐	☐

IMPORTANT – This proxy must be signed and dated where provided on the reverse side.

If you execute and return this proxy it will be voted in the manner you have specified. If no specification is made, this proxy will be voted “FOR” each of the director nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” the “Every One Year” option in Proposal 4 and “FOR” Proposal 5 and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.

The undersigned acknowledge(s) receipt of the Notice of 2017 annual meeting of stockholders and the Proxy Statement accompanying such Notice, each dated April 12, 2017.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date